                                                                    EXHIBIT 4.14


                         CIT BUSINESS CREDIT CANADA INC.

                               as Agent and Lender




                                       and




                          STERLING PULP CHEMICALS, LTD.

                                   as Borrower


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                               FINANCING AGREEMENT

                                  JULY 11, 2001


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

                                TABLE OF CONTENTS


Section 1       Definitions and Interpretation...............................1

Section 2       Conditions Precedent........................................23

Section 3       Revolving Loans.............................................29

Section 4       Term Loan...................................................35

Section 5       Letters of Credit...........................................36

Section 6       Acceptances and Drafts......................................39

Section 7       Representations, Warranties and Covenants...................42

Section 8       Interest, Fees and Expenses.................................61

Section 9       Powers......................................................69

Section 10      Events of Default and Remedies..............................70

Section 11      Termination.................................................76

Section 12      Miscellaneous...............................................76

Section 13      Agreement between the Lenders...............................80

Section 14      Agency......................................................84


EXHIBIT

Exhibit A - Form of Term Loan Promissory Note
Exhibit B - Form of Revolving Loan Promissory Note

SCHEDULES

Schedule 1 - Collateral Information
Schedule 2 - Permitted Liens
Schedule 3 - Leases
Schedule 4 - Owned Properties
Schedule 5 - Litigation
Schedule 6 - Permitted Debt
Schedule 7 - Environmental Liabilities
Schedule 8 - Contravention and Consents
Schedule 9 - Material Agreements
Schedule 10 - Bowater Project Assets
Schedule 11 - Australia Project


                                      (i)

                               FINANCING AGREEMENT

         CIT BUSINESS CREDIT CANADA INC., a Canada corporation, with offices located in Toronto, Ontario (hereinafter "CIT"), and CIT as agent for the lenders (the "AGENT"), and any other party which now or hereafter becomes a lender hereunder pursuant to Section 13 hereof (individually a "LENDER" and collectively the "LENDERS") are pleased to confirm the terms and conditions under which the Agent and the Lenders shall make Revolving Loans, the Term Loan and other financial accommodations to STERLING PULP CHEMICALS, LTD., an Ontario corporation with a principal place of business at 302 The East Mall, Suite 200, Toronto, Ontario M9B 6C7 (herein the "COMPANY").

SECTION 1     DEFINITIONS AND INTERPRETATION

         ACCOUNTS shall mean, with respect to a Person, all now existing and future: (a) accounts (as defined in the PPSA), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, all sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any trade names or styles, or through any divisions; (b) any and all instruments, documents of title, chattel paper (all as defined in the PPSA) (including electronic chattel paper); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, intangibles and letter of credit rights (all as defined in the PPSA); (g) insurance policies or rights relating to any of the foregoing; (h) intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors; and (j) cash and non-cash proceeds (as defined in the PPSA) of any and all of the foregoing:

         ADMINISTRATIVE MANAGEMENT FEE shall mean the fee which shall be paid to the Agent in accordance with Section 8(8) hereof.

         AFFILIATE shall have the meaning ascribed thereto in the Canada Business Corporations Act.

         ANNIVERSARY DATE shall mean the date occurring three (3) years from the Closing Date, and thereafter shall mean the date occurring one (1) year from the three (3) year anniversary date of the Closing Date, and the same date in every year thereafter.

         APPLICABLE DRAWING FEE means, with respect to each Draft drawn by the Company and purchased by any Person on any Drawing Date, an amount equal to (i) with respect to Revolving Loans, 3.5% or (ii) with respect to the Term Loan, 4%, in each case, of the aggregate Face Amount of the Draft, calculated on the basis of the term to maturity of the Draft and a year of 365 days.

         AUSTRALIA PROJECT shall mean the project more specifically described on
         Schedule 11 with respect to the construction and operation of an Australian sodium chlorate facility to be built in the Hunter Valley, New South Wales, Australia and owned by Sterling Australia, which shall be a wholly-owned subsidiary of the Company, its successors and assigns, together with all rights relating thereto.

         ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and Transfer Agreement to be entered into between the Agent and an assignee pursuant to Section 13.

         AVAILABILITY shall mean at any time the amount by which: (a) the Borrowing Base exceeds (b) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans (excluding the Letters of Credit) but excluding the Term Loan.

         AVAILABILITY RESERVE shall mean the sum of: (a) (i) two (2) months rental payments or similar charges for any of the Company's leased premises or other Collateral locations for which the Company has not delivered to the Agent a landlord's waiver or subordination in form and substance reasonably satisfactory to the Agent, plus (ii) two (2) months estimated payments plus any other fees or charges owing by the Company to any applicable warehousemen or third party processor (as determined by the Agent in its reasonable business judgement), provided that any of the foregoing amounts shall be (x) eliminated from time to time hereafter upon delivery to the Agent of any such acceptable waiver or subordination, (y) adjusted or eliminated, as the case may be, from time to time upon the opening or closing of a Collateral location and/or (z) adjusted from time to time with respect to any change in the amount of rental, storage or processor payments or similar charges; (b) any reserve which the Agent may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Section 5(2) hereof; and (c) such other reserves as the Agent deems necessary in its commercially reasonable judgment as a result of (x) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or (y) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, prospects, profits, operations, industry, financial condition or assets.

         BA EQUIVALENT NOTE has the meaning specified in Section 6(7).

         BA INSTRUMENTS means, collectively, Bankers' Acceptances, Drafts and BA Equivalent Notes, and, in the singular, any one of them.

         BA LOAN shall mean either a Revolving Loan or the Term Loan made in accordance with the procedures set forth in Section 6.

         BANKERS' ACCEPTANCE has the meaning specified in Section 6(1).

         BANKRUPTCY COURT shall mean the United States Bankruptcy Court, Southern District of Texas, Houston Division.

         BORROWING BASE shall mean the sum of (a) eighty-five percent (85%) of the Company's aggregate outstanding Eligible Accounts Receivable, plus
         (b) the lesser of (i) sixty-five percent (65%) of the aggregate value of the Company's Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, and (ii) the Inventory Loan Cap, less (c) the sum of (x) any applicable Availability Reserves and
         (y) Priority Accounts Payable.

         BOWATER shall mean Bowater Pulp and Paper Canada Inc., its successors and assigns.

         BOWATER PROJECT means the lease and related agreements to be entered into by the Company with Bowater pursuant to which the Company will lease from Bowater the chlorine dioxide chemical plant located at Bowater's Thunder Bay, Ontario, pulp mill and the Company will supply chlorine dioxide to the Bowater Thunder Bay mill.

         BUSINESS DAY shall mean any day on which the Agent and CIBC are open for business in Toronto, Ontario.

         CANADIAN DOLLARS AND CDN.$ each means lawful money of Canada.

         CAPITAL EXPENDITURES shall mean, for any period, the aggregate expenditures of the Company during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the balance sheet of the Company.

         CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Company's business operations.

         CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Company.

         CHANGE OF CONTROL means the occurrence of any of the following events with respect to the Company: (i) any Person (or any successor to it continuing from any amalgamation, merger or other reorganization) other than the Parent becoming the owner, directly or indirectly, beneficially or of record, of shares representing (x) a majority or more of the aggregate ordinary voting power represented by the outstanding share capital of the Company, or (y) a majority or more of the votes attached to the Company's securities entitled to vote for the election of the Company's board of directors, as applicable, (ii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the Company's property and assets, or (iii) the Company's shareholders approve any plan or proposal for the liquidation or dissolution of the Company.

         CHAPTER 11 PROCEEDINGS means the jointly administered cases pursuant to the provisions of sections 101 et seq. of Chapter 11 of title 11 of the United States Commercial Code commenced in the United States Bankruptcy Court, Southern District of Texas, Houston Division, in which Sterling Chemicals Holdings Inc. and certain of its U.S. subsidiaries are debtors and debtors-in-possession.

         CIBC shall mean the Canadian Imperial Bank of Commerce and its successors.

         CIBC BANK RATE shall mean, at any time, the rate of interest per annum announced by CIBC from time to time as its prime rate in effect at its principal office in Toronto, Ontario as the rate of interest for loans in Canadian dollars (the prime rate is not intended to be the lowest rate of interest charged by Canadian Imperial Bank of Commerce to its borrowers).

         CIBC BANK RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the CIBC Bank Rate.

         CIBC BASE RATE shall mean, at any time, the rate of interest per annum announced by CIBC from time to time as the reference rate of interest for loans in U.S. Dollars to its Canadian borrowers.

         CIBC BASE RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the CIBC Base Rate.

         CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Agent, or such other date as the parties hereto may mutually agree.

         COLLATERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, stock of the Company's subsidiaries and Other Collateral of the Company and its subsidiaries except for (a) all present and future property and assets of the Company solely dedicated to the Bowater Project, as set forth in Schedule 10, and (b) all present and future property and assets of Sterling Australia; provided, however, that any issued stock of Sterling Australia and any promissory note issued by Sterling Australia in favour of the Company shall constitute a part of the Collateral, subject only to a prior Lien in favour of any financier to the Australia Project, the priority of which, if so requested, the Agent for itself and on behalf of the Lenders, agrees to acknowledge in an agreement in form and content satisfactory to the Agent and its counsel acting reasonably.

         COMMITMENT shall mean each Lender's commitment in accordance with this Financing Agreement to make Revolving Loans (the "REVOLVING CREDIT COMMITMENT") and the Term Loan funding (the "TERM LOAN COMMITMENT"), in the amount of their respective pro rata share set forth in schedules prepared by the Agent or the Assignment and Transfer Agreement executed by each such Lender.

         CONSOLIDATED BALANCE SHEET shall mean a consolidated or compiled, as applicable, balance sheet for the Company and the subsidiaries of the Company (other than Sterling Australia) eliminating all inter-company transactions and prepared in accordance with GAAP.

         CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Company and the subsidiaries of the Company (other than Sterling Australia), showing all eliminations of inter-company transactions, including a balance sheet for the Company exclusively, all prepared in accordance with GAAP.

         COPYRIGHTS shall mean (i) all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, (ii) goodwill, general intangibles, intellectual property and rights pertaining thereto, and (iii) all cash and non-cash proceeds thereof.

         CURRENT ASSETS shall mean those assets of the Company which, in accordance with GAAP, are classified as current.

         CURRENT LIABILITIES shall mean those liabilities of the Company which, in accordance with GAAP, are classified as "CURRENT", provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Debt shall be considered "CURRENT LIABILITIES".

         DEBT of any Person means (i) all Debt of such Person for borrowed money, including borrowings of commodities, bankers' acceptances, letters of credit or letters of guarantee, (ii) all Debt of such Person for the deferred purchase price of property or services represented by a note, bond, debenture or other evidence of Debt, (iii) all Debt created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (iv) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (v) all reimbursement or other obligations of such Person, contingent or otherwise, in respect of letters of credit, letters of guarantee or the borrowing of any commodity, (vi) the aggregate amount at which any shares in the capital of the Person which are retractable at the option of the holder may be retracted provided all conditions precedent for such retraction have been met, (vii) all obligations of the Person under any interest rate cap or collar arrangements or similar arrangements, (viii) all current liabilities of such Person represented by a note, bond, debenture or other evidence of Debt, and (ix) Debt of the kinds referred to in (i) through (viii) above which is directly or indirectly guaranteed by such Person.

         DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

         DEFAULT RATE OF INTEREST shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and
         (b) the applicable increment over the CIBC Bank Rate plus the CIBC Bank Rate, the applicable increment over the CIBC Base Rate plus the CIBC Base Rate, in each case, as set forth in Section 8(1) hereof, the applicable increment over the LIBOR Rate (as set forth in Section 8(14) hereof) plus the LIBOR Rate, and the Applicable Drawing Fee in respect of a BA Loan, which the Agent shall be entitled to charge the Company on all Obligations due the Agent on behalf of the Lenders by the Company, as further set forth in Section 10(2) of this Financing Agreement.

         DEPOSITORY ACCOUNTS shall mean the collection accounts, which are subject to the Agent's instructions, as specified in Section 3(4) of this Financing Agreement.

         DOCUMENTATION FEE shall mean all amounts necessary to reimburse and compensate the Agent for the use of the Agent's in-house Legal Department and facilities and external legal counsel in documenting, in whole or in part, the initial transaction solely on behalf of the Agent, exclusive of Out-of-Pocket Expenses, and subsequent to the Closing Date, the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

         DOCUMENTS OF TITLE shall mean, with respect to a Person, all present and future documents of title (as defined in the PPSA), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

         DRAFT means, at any time, either a depository bill within the meaning of the Depository Bills and Notes Act, or a bill of exchange within the meaning of the Bills of Exchange Act (Canada), drawn by the Company on the Agent or a Lender and bearing such distinguishing letters and numbers as the Agent or a Lender may determine, but which at such time has not been completed as the payee or accepted by the Agent or a Lender.

         DRAWING means (i) the creation and purchase of Bankers' Acceptances by the Agent or a Lender pursuant to Section 6, or (ii) the purchase of completed Drafts by the Agent or Lender pursuant to Section 6.

         DRAWING DATE means any Business Day fixed for a Drawing pursuant to
         Section 6.

         DRAWING PRICE means, in respect of Bankers' Acceptances or Drafts to be purchased by the Agent or a Lender, the difference between (i) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of the Bankers' Acceptances or Drafts by the sum of one plus the product of
         (x) the Reference Discount Rate multiplied by (y) a fraction the numerator of which is the number of days in the term of maturity of the Bankers' Acceptances or Drafts and the denominator of which is 365, and
         (ii) the aggregate Applicable Drawing Fee.

         EARLY TERMINATION DATE shall mean the date on which the Company terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date.

         EARLY TERMINATION FEE shall: (a) mean the fee the Agent on behalf of the Lenders is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and (b) be determined by multiplying the Line of Credit by (x) one and one quarter percent (1.25%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) one half of one percent (0.5%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two
         (2) years from the Closing Date; and (z) one quarter of one percent (0.25%) if the Early Termination Date occurs after two (2) years from the Closing Date but prior to an Anniversary Date.

         EBITDA shall mean, in any period, all earnings of the Company and its subsidiaries (other than Sterling Australia) for said period before all interest, tax, depreciation and amortization obligations of the Company and its subsidiaries (other than Sterling Australia) for said period, determined in accordance with GAAP on a consistent basis with the latest consolidated audited financial statements of the Company and its subsidiaries, (other than Sterling Australia) but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

         ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favour of the Agent, on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, or to Canada, any province or other governmental entity, or any agency, department or division thereof, except for any such sales in relation to which the Company has complied with any applicable financial administration legislation as is needed to ensure the Agent holds a valid and perfected security interest in such account receivable, to the Agent's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales (i.e., sales outside of Canada or the United States), other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are secured by letters of credit (in form and substance satisfactory to the Agent and assigned to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America or Canada, or to the extent covered by Export Development Corporation insurance in form and content acceptable to the Agent with proceeds payable to the Agent and the Lenders; (iii) Accounts that remain unpaid more than thirty (30) days from due date (except for certain customer accounts agreed to by the Agent in writing); (iv) contra accounts; (v) sales to Parent, any subsidiary, or to any company affiliated with the Company or Parent in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, restructuring, reorganization, receivership, liquidation or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent, acting reasonably; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than thirty (30) days from due date (except for certain customer accounts agreed to by the Agent in writing); (ix) pre-billed receivables and receivables arising from progress billing;
         (x) an amount representing, historical returns, discounts, claims, credits, allowances and applicable terms; (xi) sales not payable in United States or Canadian currency; and (xii) any other reasons deemed necessary by the Agent in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders; provided that the Agent reserves the right to change the criteria set forth under (iii) and (viii) above from 30 days from due date to 90 days from the invoice date.

         ELIGIBLE INVENTORY shall mean the gross amount of the Company's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favour of the Agent, on behalf of the Lenders, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, any (a) Inventory which has been delivered to the Company within 30 days before such time, (b) Inventory in respect of which payment has not been made or the supplier has not waived or lost its rights to repossession under the Bankruptcy and Insolvency Act (Canada) or any similar legislation or law of general application including, without limitation, in connection with rights of revindication, (c) work-in-process, (d) supplies (other than raw materials), (e) Inventory not present in the United States of America or Canada, (f) Inventory returned or rejected by the Company's customers (other than goods that are undamaged and resaleable in the normal course of business) and goods to be returned to the Company's suppliers, (f) Inventory in transit to third parties (other than the Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance reasonably satisfactory to the Agent) and/or the Agent shall otherwise have a first priority perfected security interest in such Inventory and (g) less any reserves required by the Agent in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

         ENVIRONMENTAL LAWS shall mean all applicable laws, regulations, orders, judgments, decisions of and agreements with a governmental entity and all other statutory requirements relating to public health or the protection of the environment and all authorizations, permits, consents, registrations and approvals issued pursuant to such laws, agreements or statutory requirements.

         ENVIRONMENTAL LIABILITIES shall mean all liabilities imposed by, under or pursuant to Environmental Laws or which relate to the existence of contaminants on, under or about the Subject Properties.

         EQUIPMENT shall mean, with respect to a Person, all present and hereafter acquired equipment (as defined in the PPSA) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

         EQUIVALENT U.S.$ AMOUNT shall mean, on any day with respect to any amount of Canadian Dollars, the amount of U.S. Dollars which would be required to buy such amount of Canadian Dollars using the rate quoted by CIBC in accordance with its opening daily rate for that day, and if that is not a Business Day on the immediately preceding Business Day.

         EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

         FACE AMOUNT means in respect of a BA Instrument, the amount payable to the holder on its maturity.

         FIELD/VERIFICATION FEE means $750 per Person per day plus all travel, lodging, food and other out of pocket expenses of representatives of the Agent in connection with monitoring and inspecting the Collateral and the books and records of the Company from time to time.

         FINAL ORDER means an order or judgment of the Bankruptcy Court in form and substance acceptable to the Agent, the Lenders and their counsel approving, inter alia, the transactions contemplated by this Financing Agreement and other the Loan Documents which has not been reversed, stayed or otherwise rendered ineffective or modified in any manner, and if such order is the subject of a pending appeal in any respect, such Bankruptcy Court has made a finding in favour of the Agent and the Lenders pursuant to 11 U.S.C. Section 363(m) and neither the making available of the Line of Credit nor the performance by the Company of any of its obligations under this Financing Agreement or any of the other Loan Documents or under any other instrument or agreement referred to herein shall be subject of a presently effective stay pending appeal.

         FISCAL QUARTER shall mean, with respect to the Company, each three (3) month period ending on December 31, March 31, June 30, and September 30 of each Fiscal Year.

         FISCAL YEAR shall mean each twelve (12) month period commencing on October 1 of each year and ending on the following September 30.

         FIXED CHARGES shall mean the sum of (i) Interest Charges, (ii) the amount of principal repaid to the Agent on the Term Loan for the then applicable last four Fiscal Quarters, (iii) any dividends or management fees paid by the Company for the then applicable last four Fiscal Quarters, (iv) Capital Expenditures actually incurred and (v) all federal, provincial, state and local cash taxes paid by the Company.

         GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Company modifies its accounting principles and procedures as applied as of the Closing Date, the Company shall provide to the Agent and the Lenders such statements of reconciliation as shall be in form and substance) acceptable to the Agent.

         GENERAL INTANGIBLES shall mean, with respect to a Person, all present and hereafter acquired intangibles (as defined in the PPSA), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, trade names, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between the Company and any licensee of any of the Company's General Intangibles.

         INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

         INTEREST CHARGES means with respect to the Company for the then applicable four Fiscal Quarter periods, the sum of (i) the aggregate amount of interest expense (including imputed interest with respect to capitalized lease obligations) accrued during such period on a consolidated basis in accordance with GAAP, (ii) the net amount payable (or less the net amount receivable) by the Company under any interest rate cap or collar arrangements or similar arrangements during such period, and (iii) the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program, all as adjusted to reflect the impact of proceeds received from discontinued operations (including, without limitation, operations disposed of or closed during such period whether or not the operations were classified as discontinued).

         INTEREST PERIOD shall mean:

         (a) with respect to any initial request by the Company for a LIBOR Loan, a one month, two month or three month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two or three months thereafter, as applicable; and

         (b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of the Company, any one month, two month or three month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as applicable;

                  provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                  (ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                  (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) CIBC quotes an applicable rate or the Agent determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by CIBC or the Agent will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Company shall continue to pay interest on the Obligations at the applicable per annum rate based upon the CIBC Bank Rate.

         INTERIM ORDER means an interim order of the Bankruptcy Court in form and substance acceptable to the Agent and its counsel approving, inter alia, the transactions contemplated by this Financing Agreement and the other Loan Documents.

         INVENTORY shall mean, with respect to a Person, present and hereafter acquired inventory (as defined in the PPSA) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

         INVENTORY LOAN CAP shall mean 50% of the aggregate amount of the Obligations outstanding under the Revolving Loans after giving effect to an outstanding request for an advance of the Revolving Loans.

         ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.

         LEASED PROPERTIES means, collectively, the real properties forming the subject matter of the Leases.

         LEASES means the leases, subleases, rights to occupy and licences of real property or buildings and fixtures to which the Company is a party at the date of this Agreement as listed on Schedule 3.

         LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of the Agent on behalf of the Lenders in accordance with
         Section 5 hereof by the Issuing Bank for or on behalf of the Company.

         LETTER OF CREDIT GUARANTEE shall mean the guarantee delivered by the Agent, on behalf of the Lenders, to the Issuing Bank of the Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

         LETTER OF CREDIT GUARANTEE FEE shall mean the fee the Agent, on behalf of the Lenders, may charge the Company under Section 8(3) of this Financing Agreement for: (a) issuing a Letter of Credit Guarantee, and/or (b) otherwise aiding the Company in obtaining Letters of Credit, all pursuant to Section 5 hereof.

         LETTER OF CREDIT SUB-LINE shall mean the commitment of the Lenders to assist the Company in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of $5,000,000.

         LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at the Agent's election (i) the applicable LIBOR quoted to the Agent by CIBC (or any successor thereof), or (ii) the rate of interest determined by the Agent at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Agent) will be the rate used.

         LIBOR LENDING OFFICE with respect to the Agent, shall mean the office of CIBC, or any successor thereof, maintained at Toronto, Ontario.

         LIBOR LOAN shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Required Lenders, and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

         LIEN means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.

         LINE OF CREDIT shall mean the aggregate commitment of the Lenders to
         (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement (b) assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement and (c) make the Term Loan pursuant to Section 4 of this Financing Agreement, in the aggregate amount equal to $45,000,000 or the Equivalent U.S.$ Amount ;provided that nothing herein shall be deemed to increase any Lender's commitment hereunder, and which commitment shall be set forth in the applicable schedules maintained by the Agent or the Assignment and Transfer Agreements executed by such Lender.

         LINE OF CREDIT FEE shall: (a) mean the fee due the Agent at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit and (ii) the sum, for said month, of (x) the average daily balance of Revolving Loans plus (y) the average daily balance of Letters of Credit outstanding for said month, by three quarters of one percent (0.75%) per annum for the number of days in said month.

         LOAN DOCUMENTS shall mean this Financing Agreement, the Promissory Notes, the debenture, debenture pledge agreement, hypothec, blocked account agreements and the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

         LOAN FACILITY FEE shall mean the fee payable to the Agent and the Lenders (as applicable) in accordance with, and pursuant to, the provisions of Section 8(7) of this Financing Agreement.

         MANDATORY PREPAYMENT shall: (a) mean the amount by which the Company must prepay the Term Loan on or before the 90th day after the end of each Fiscal Year of the Company; and (b) be determined as set forth in
         Section 4(5) of this Financing Agreement.

         MATERIAL ADVERSE EFFECT means a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Company.

         MATERIAL AGREEMENTS means any agreement, contract or similar instrument to which the Company is a party or to which any of its property or assets may be subject for which breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, as set forth on Schedule 9.

         NET WORTH shall mean, at any date of determination, an amount equal to
         (a) Total Assets minus (b) Total Liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Company.

         OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by the Agent and/or the Lenders to the Company or to others for the Company's account (including, without limitation, all Revolving Loans, Letter of Credit Guarantees, the aggregate Face Amount of all outstanding Bankers' Acceptances, completed Drafts and BA Equivalent Notes which the Agent or a Lender has purchased, and the Term Loan) and all other amounts owing, including, without limitation, interest, fees, costs, expenses or otherwise by the Company to the Agent and the Lenders in connection with, or pursuant to or under this Financing Agreement and the other Loan Documents.

         OPERATING CASH FLOW shall mean EBITDA less the sum of (i) Capital Expenditures determined in accordance with GAAP consistently applied, and (ii) cash taxes paid by the Company.

         OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

         OTHER COLLATERAL shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the Agent and/or any of the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

         OWNED PROPERTIES means, collectively, the land and premises owned by the Company on the date of this Financing Agreement as listed on
         Schedule 4.

         OUT-OF-POCKET EXPENSES shall mean, without duplication of any other fees and expenses provided for herein or in any other Loan Document, all of the Agent's (and the Lenders upon the occurrence of an Event of Default which is not waived by the Required Lenders) present and future reasonable costs and expenses incurred relative to this Financing Agreement or any other Loan Document, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of retaining external legal counsel, external financial advisers and the Trustee, record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Agent due to returned items and "INSUFFICIENT FUNDS" of deposited checks and the Agent's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Agent and/or the Lenders by the Issuing Bank under a Letter of Credit Guarantee or the Company's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, the filing of financing statements, all expenses, costs and fees set forth in Section 10(3) of this Financing Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording debentures and hypothecs against the Real Estate.

         OVERADVANCE RATE shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8(1)(a) of this Financing Agreement.

         OVERADVANCES shall mean the amount by which (a) the sum of all outstanding Revolving Loans, the face amount of BA Loans outstanding and Letters of Credit and advances made hereunder exceed (b) the Borrowing Base.

         PARENT shall mean Sterling Chemicals, Inc. a Delaware Corporation.

         PARENT CREDIT AGREEMENT means the debtor-in-possession credit agreement dated July 16, 2001 among the Parent, certain of its subsidiaries as borrowers, The CIT Group/Business Credit, Inc. as agent and lender and the other lenders, as amended, supplemented, or restated, refinanced or replaced from time to time;

         PATENTS shall mean all of the Company's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Company, and all income, royalties, cash and non-cash proceeds thereof.

         PERMITTED DEBT shall mean: (a) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labour; (b) Debt secured by Purchase Money Liens in an aggregate amount not to exceed $2,000,000 and any Debt arising out of the refinancing, extension, renewal or refunding of such Debt, provided such Debt is not secured by additional property or assets and the total amount of such Debt is not increased; (c) Debt arising under the Letters of Credit in an aggregate amount not to exceed $5,000,000; (d) Debt under this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) Debt arising in the ordinary course of business for the sale, purchase or exchange or for future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged), or any currency swap agreements, option contracts, futures contracts, options on futures contracts, spot or forward contracts or other agreements to purchase or sell currency or any other arrangements related to movements in the rates of exchange of currencies or other similar derivatives transactions in an aggregate notional amount (as determined by the Agent) not to exceed $20,000,000 (provided the Company shall forthwith provide the Agent with notice upon the mark to market value of the swap position being greater than negative $10 million in the aggregate with respect to all such contracts and arrangements); (g) other Debt existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent and the Lenders or otherwise disclosed to the Agent and the Lenders in Schedule 6 hereto; and (h) process and performance guarantees to the extent permitted under
         Section 7(12)(g).

         PERMITTED LIENS shall mean: (a) Liens existing on the date hereof and which are listed on Schedule 2 and other Liens expressly permitted, or consented to in writing by the Agent and the Required Lenders; (b) Purchase Money Liens and any Liens arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by a Purchase Money Lien provided such indebtedness is not secured by additional property or assets and the total amount of such indebtedness is not increased; (c) statutory Liens of landlords and Liens of carriers, warehousemen, bailees, mechanics, materialmen and other like Liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Company in accordance with GAAP; (d) deposits made (and the Liens thereon) in the ordinary course of business of the Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, employment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), site plans, subdivision and other municipal agreements, encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by the Company of its business or property so encumbered and (B) in the reasonable business judgment of the Agent do not materially and adversely affect the value of such Real Estate; (f) Liens granted in favour of the Agent and the Lenders by the Company; (g) Liens of judgment creditors provided such Liens do not exceed, in the aggregate, at any time, $1,000,000 (other than Liens bonded or insured to the reasonable satisfaction of the Agent); and (h) tax Liens securing obligations of the Company which are not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and for which adequate reserves have been provided for by the Company in accordance with GAAP.

         PERSON means a natural Person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity or court, and pronouns have a similarly extended meaning.

         PPSA shall mean the Personal Property Security Act (Ontario) and the regulations promulgated thereunder as the same may be amended and in effect from time to time.

         PRIORITY ACCOUNTS PAYABLE means, at any time, the amount past due and owed by the Company which it has an obligation to remit to a governmental entity pursuant to any applicable law, rule or regulation in respect of pension fund obligations, employment insurance, goods and services taxes, sales taxes and other taxes payable or to be remitted or withheld, workers' compensation and other like charges and demands, in respect of which any governmental entity may claim a security interest or other claim ranking or capable of ranking in priority to the security held by the Agent and the Lenders.

         PROMISSORY NOTES shall mean the notes, in the form of Exhibits A and B attached hereto, delivered by the Company to the Agent to evidence the Term Loan and the Revolving Loans.

         PURCHASE MONEY LIENS shall mean Liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such Lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to the Agent, and
         (c) Debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $2,000,000 in any Fiscal Year.

         REAL ESTATE shall mean, with respect to a Person, fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to the Agent or its designee except for any such property or assets leased or otherwise derived by or through Bowater in connection with the Bowater Project and listed in Schedule 10 and except for any present or future real property owned or leased by Sterling Australia in connection with the Australia Project.

         REFERENCE DISCOUNT RATE means, in respect of any Bankers' Acceptances or Drafts to be purchased by the Agent or a Lender pursuant to Section 6, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by CIBC at 9:30 a.m. (Toronto time) as the discount rate at which CIBC would purchase, on the relevant Drawing Date, its own Bankers' Acceptances or Drafts having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances or Drafts to be acquired by the Agent or a Lender on the Drawing Date. If the discount rates cannot be calculated on any Business Day on which they are required to be calculated the applicable discount rate shall be the CDOR rate in effect on such day for bankers' acceptances having a term to maturity the same as the applicable Bankers' Acceptances.

         REQUIRED LENDERS shall mean the Lenders holding aggregate commitments under this Financing Agreement in an amount of 66 2/3% or more.

         REVOLVING LINE OF CREDIT shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to
         Section 5
         hereof to the Company, in the aggregate amount of up to $25,000,000 or the Equivalent U.S.$ Amount.

         REVOLVING LOAN ACCOUNT shall mean the account on the Agent's books, in the Company's name, in which the Company will be charged with all Obligations under this Financing Agreement.

         REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by the Agent, on behalf of the Lenders, pursuant to Section 3 of this Financing Agreement.

         REVOLVING LOAN PROMISSORY NOTE shall mean the promissory note substantially in the form of Exhibit B hereto executed by the Company to evidence the Revolving Loans made by the Agent under Section 3 hereof.

         SETTLEMENT DATE shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that (a) the Agent shall not have, as the Agent, any money at risk and (b) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

         STERLING AUSTRALIA means Sterling Pulp Chemicals (Australia) Pty Limited, its successors and assigns.

         SUBJECT PROPERTIES means collectively, the Owned Properties and the Leased Properties.

         SUBSIDIARY has the meaning ascribed thereto in the Business Corporations Act (Ontario).

         SURPLUS CASH shall mean for any Fiscal Year (a) the sum of (i) EBITDA and (ii) other non-cash charges of the Company (excluding depreciation and amortization to the extent already included in EBITDA) less (b) the sum of (i) all interest obligations paid or due by the Company, (ii) the amount of principal repaid to the Agent on the Term Loan, (iii) Capital Expenditures actually incurred, (iv) all federal, provincial, state and local tax obligations of the Company and (v) any dividends or management fees permitted by the Agent and the Lenders to be included in this definition of Surplus Cash.

         TAXES shall mean all federal, state, provincial, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Company with respect to its business, operations, Collateral or otherwise.

         TERM LOAN PROMISSORY NOTE shall mean the promissory note substantially in the form of Exhibit A hereto executed by the Company to evidence the Term Loan made by the Agent under Section 4 hereof.

         TERM LOAN shall mean the term loan in the principal amount of up to $20,000,000 made by the Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

         TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Company.

         TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Company.

         TRADE ACCOUNTS RECEIVABLE shall mean that portion of the Company's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Company's business.

         TRADEMARKS shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, trade names, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

         U.S. DOLLARS AND U.S. $ each means lawful money of the United States of America.

         WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

         WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

(2) Any reference in the Loan Documents to gender includes all genders and words importing the singular number only include the plural and vice versa.

(3) The provision of a Table of Contents, the division of this Financing Agreement into Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Financing Agreement.

(4) All references in the Loan Documents to dollars, unless otherwise specifically indicated, are expressed in Canadian Dollars.

(5) In any Loan Document (i) (y) the words "INCLUDING" and "INCLUDES" mean "INCLUDING (OR INCLUDES) WITHOUT LIMITATION" and (z) the phrase "THE AGGREGATE OF", "THE TOTAL OF", "THE SUM OF", or a phrase of similar meaning means "THE AGGREGATE (OR TOTAL OR SUM), WITHOUT DUPLICATION, OF", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING".

(6) All accounting terms not specifically defined in this Financing Agreement shall be interpreted in accordance with GAAP.

(7) The schedules attached to this Financing Agreement shall, for all purposes of this Financing Agreement, form an integral part of it.

(8) The provisions of this Financing Agreement prevail in the event of any conflict or inconsistency between its provisions and the provisions of any of the other Loan Documents.

SECTION 2     CONDITIONS PRECEDENT

(1) The obligation of the Agent and the Lenders to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing (or as otherwise waived in the closing undertaking of the Company), on or prior to, the Closing Date, the following conditions precedent:

         (a) LIEN SEARCHES. The Agent shall have received tax, judgment, real property, title, PPSA and other personal property searches satisfactory to the Agent for all locations presently occupied or used by the Company.

         (b) INSURANCE. The Company shall have delivered to the Agent evidence satisfactory to the Agent that insurance policies listing the Agent as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7(5) of this Financing Agreement.

         (c) SECURITY FILINGS. Any financing or other registration statements required to be filed in order to create, in favour of the Agent, on behalf of the Lenders, a first perfected security interest in the Collateral, subject only to the Permitted Liens, shall have been properly filed in each office in each jurisdiction required in order to create in favour of the Agent for the benefit of the Lenders a perfected lien on the

                  Collateral. The Agent shall have received evidence satisfactory to the Agent that all such filings have been made and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

         (d) RESOLUTION. The Agent shall have received a copy of the resolutions of the sole shareholder of the Company authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Loan Documents and (iii) all transactions contemplated thereby, including the repayment of indebtedness owing to Sterling NRO, Ltd., certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (e) CORPORATE ORGANIZATION. The Agent shall have received (i) a copy of the constating documents of the Company certified by the Secretary or Assistant Secretary thereof, and (ii) a copy of the By-Laws of the Company certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.

         (f) OFFICER'S CERTIFICATE. The Agent shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

         (g) OPINIONS. Counsel for the Company and the Parent and Sterling NRO, Ltd. shall have delivered to the Agent on behalf of the Lenders opinions satisfactory to the Agent.

         (h) ABSENCE OF DEFAULT. No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Company since November 5, 2000.

         (i) LEGAL RESTRAINTS/LITIGATION. As of the Closing Date, and except as set out in Schedule 5 there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or, to the best of the knowledge of the Company, threatened against the Company or its assets, by any agency, division or department of any county, city, state, province or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements or transactions contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Company or its assets, which, in the opinion of the Agent, if adversely determined, could have a material adverse effect on the business, operation, assets, prospects, financial condition or Collateral of the Company.

         (j) CASH BUDGET PROJECTIONS. The Agent shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by the Company on the form provided by the Agent.

         (k) ADDITIONAL DOCUMENTS. The Company shall have executed and delivered to the Agent all Loan Documents necessary to consummate the lending arrangement contemplated between the Company, the Agent and the Lenders, including blocked account agreements contemplated herein, and a subordination agreement between the Company, Sterling NRO, Ltd. and the Agent, in each case, satisfactory to the Agent and its counsel.

         (l) COLLATERAL. The Company shall have obtained all discharges, subordination agreements, waivers and confirmations as may be required to ensure that all obligations under the Loan Documents are secured by first priority Liens on the Collateral with such exceptions as are permitted pursuant to this Financing Agreement or any of the other Loan Documents, including Permitted Liens.

         (m) DISBURSEMENT AUTHORIZATION. The Company shall have delivered to the Agent all information necessary for the Agent and the Lenders to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

         (n) EXAMINATION & VERIFICATION. The Agent and each of the Lenders shall have completed, to their respective satisfaction, an examination and verification of the Collateral and of the Accounts, Inventory, financial statements, books and records of the Company which such latter examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the

                  Company shall have an opening additional Availability of at least $10,000,000, as evidenced by a Borrowing Base certificate delivered by the Company to the Agent as of the Closing Date. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Company's business and consistent with its past practice.

         (o) DEPOSITORY ACCOUNTS. The Company shall have established a system of blocked accounts and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to the Agent in all respects. Such accounts shall be subject to three party agreements (between the Company, the Agent and the depository bank), which shall be in form and substance satisfactory to the Agent.

         (p) DEBENTURES/HYPOTHECS. The Company shall have executed and delivered to the Agent such debentures, debenture pledge agreements and hypothecs as the Agent on behalf of the Lenders may reasonably require to obtain first priority Liens on the Real Estate (subject to Permitted Liens), and the Company shall have obtained and delivered to the Agent all necessary landlord consents and waivers in connection with such documents.

         (q) MATERIAL AGREEMENTS. The Agent and each of the Lenders shall have completed, to their respective reasonable satisfaction, an examination and review of all Material Agreements of the Company and such other agreements of the Company as the Agent believes is necessary.

         (r) SURVEYS. The Agent shall have received surveys with respect to the Subject Properties in form and substance and dated a date satisfactory to the Agent.

         (s) APPRAISALS. The Agent shall have received satisfactory appraisals by Chem Systems on the Company's plant, Equipment and Real Estate.

         (t) ENVIRONMENTAL REPORT. The Agent shall have received final environmental audit reports on (i) the Company's leasehold and fee interests on the properties located in North Vancouver, British Columbia, Grand Prairie, Alberta, Thunder Bay, Ontario and Buckingham, Quebec as listed in Schedule 4, and (ii) the Company's waste disposal practices. The reports must (x) be satisfactory to the Agent and (y) except as set out on
                  Schedule 7, not disclose or indicate any material liability (real or potential) stemming from the Company's premises, its operations, its waste disposal practices or waste disposal sites used by Company.

         (u) ABSENCE OF MATERIAL CHANGE. The Agent shall be satisfied that no event, condition or state of affairs exists which has caused or which may cause a material adverse change in the business, operations, assets, financial condition, business prospects, profitability or Collateral of the Company.

         (v) CONSENTS. The Company shall have obtained all necessary consents and approvals from all necessary Persons (including all landlord waivers and consents, but excluding the consent referred to in Section 10(1)(n) hereof) authorizing the Company to execute and deliver the Financing Agreement and the other Loan Documents and to consummate the transaction contemplated thereby.

         (w) INDEMNITY. The Agent shall have received an indemnity in form and content satisfactory to the Agent, the Lenders and their counsel from the Parent and certain of its Affiliates in respect of the entering into of this Financing Agreement and the other Loan Documents and the consummation of the transaction contemplated thereby.

         (x) CHAPTER 11 PROCEEDINGS. The Agent and its counsel shall have received a copy (or such other evidence satisfactory to the Agent and its counsel) of the Interim Order of the Bankruptcy Court in the Chapter 11 Proceedings and the Agent and its counsel shall be satisfied with all aspects of the Chapter 11 Proceedings, including that appropriate orders have been obtained pursuant to the Chapter 11 Proceedings permitting (a) the Company to enter into the Financing Agreement and the other Loan Documents and to grant the security contemplated thereby, (b) the Company to repay indebtedness owing to Sterling NRO, Ltd., and (c) Sterling NRO, Ltd. to advance the proceeds it has received from the Company pursuant to (b) to Sterling Canada, Inc.

         (y) DEPOSIT. The Company shall have provided a good faith deposit of U.S.$200,000 to cover due diligence costs, fees and expenses of the Agent, its counsel and other professional advisers in respect of the preparation of the Loan Documents.

         (z) MANAGEMENT AND SERVICES. The Agent shall have (i) received satisfactory results of background checks on key management; and (ii) performed a review of essential key services performed by the Parent or any of its subsidiaries for the Company which shall be satisfactory to the Agent.

         (aa) DIP FACILITY. All conditions precedent to the Parent Credit Agreement (other than the execution and delivery of this Financing Agreement and other than the making of the advance from Sterling NRO, Ltd. to Sterling Canada, Inc. referred to in subclause (x)(c) above) shall have been satisfied or waived and funding pursuant thereto shall be available to the Parent.

(2) Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Company and the Agent shall otherwise agree in writing.

(3) Subject to the terms of this Financing Agreement, including, without limitation, the Agent's rights pursuant to Section 10(2) hereof, the agreement of the Agent on behalf of the Lenders to make any extension of credit requested to be made by it to the Company on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by the Company in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, other than representations and warranties that relate specifically to an earlier date (which shall be true and correct in all material aspects on and as of such earlier date).

         (b) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

         (c) BORROWING BASE - Except as may be otherwise agreed to from time to time by the Agent and the Company in writing, after giving effect to the extension of credit requested to be made by the Company on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Company will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base.

(4) Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such loan or advance that each of the representations, warranties and covenants contained in the

         Financing Agreement have been satisfied and are true and correct in all material aspects on and as of such date other than representations and warranties that relate specifically to an earlier date (which shall be true and correct in all material respects as of such earlier date), except as the Company and the Agent and/or the Required Lenders shall otherwise agree herein or in a separate writing.

SECTION 3     REVOLVING LOANS

(1) The Agent and the Lenders agree, subject to the terms and conditions of this Financing Agreement, from time to time (but subject to the Agent's and the Lenders' right to make "OVERADVANCES"), to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and reborrow Revolving Loans). Such requests for loans and advances shall be in amounts not to exceed the lesser of (a) the Availability or (b) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of the Agent no later than (i) 12:00 p.m., Toronto time, of the Business Day on which any such CIBC Bank Rate Loans, CIBC Base Rate Loans and advances are required or, (ii) three Business Days prior to any requested LIBOR Loan, or (iii) the time specified in Section 6(5) in respect of any required BA Loan. Should the Agent for any reason honour requests for Overadvances, any such Overadvances shall be made in the Agent's reasonable discretion and subject to any additional terms the Agent and/or the Required Lenders deem necessary.

         (a) Whenever the Company requests the Agent, on behalf of the Lenders, to make a Revolving Loan pursuant to this Section 3, it shall give the Agent notice in writing or irrevocable telephonic notice confirmed promptly in writing, specifying
                  (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a Business Day) and shall be prior to: the Anniversary Date, and if applicable, any Early Termination Date, or prior to any effective termination date of this Financing Agreement, all as further set forth herein), and (C) specify whether the requested Revolving Loan shall bear interest at the applicable rates set forth in Section 8 herein. All requests for loans and advances must be received by an officer of the Agent no later than 12:00 P.M. Toronto time on any borrowing date. The procedure for Revolving Loans to be made on a requested borrowing date may be such other procedure as is mutually satisfactory to the Company, the Agent and/or the Lenders. The proceeds of the Revolving Loans shall be used solely (i) to repay existing indebtedness owing to Sterling NRO, Ltd. in a maximum amount, together with the proceeds of the Term Loan as provided under Section 4(4), not to exceed $30,000,000 in the aggregate; (ii) for general corporate purposes of the Company which, for the purposes of this subclause (ii), shall not include repayment of indebtedness owing to Sterling NRO, Ltd.; and (iii) as permitted under Section 7(12)(n)(ii) hereof.

         (b) Subject to Section 14(10) hereof, should the Agent, on behalf of the Lenders, for any reason honour requests for Overadvances, such Overadvance shall be made in the Agent's reasonable discretion, subject to any additional terms the Agent and/or the Required Lenders deem necessary. Requests for loans and advances shall be made solely by the Company and shall be directed solely to the Agent.

         (c) The Agent shall on any Settlement Date, and upon notice given by the Agent no later than 2:00 p.m. Toronto time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan in an amount equal to such Lender's Revolving Credit Commitment percentage (calculated with respect to the aggregate Revolving Credit Commitments then outstanding) of the aggregate amount of the Revolving Loans made by the Agent from the preceding Settlement Date to the date of such notice, and to reimburse the Agent for the amount of the Revolving Loans made by the Agent to the Company. Each Lender's obligation to make the Revolving Loans pursuant to this subsection (c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right which any such Lender or the Company may have against the Agent, the Company, any other Lender or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Financing Agreement or any other Loan Document by the Company or any other Lender; or
                  (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the liability and obligation of each Lender to make such advances, the Company authorizes the Agent to charge the Company's Revolving Loan Account with the Agent to the extent amounts received from the Lenders are not sufficient to repay in full the amount of any such deficiency.

         (d) The Company's Revolving Loan Obligations hereunder shall be evidenced by the Revolving Loan Promissory Note in the form of Exhibit B attached hereto.

(2) In furtherance of the continuing assignment and security interest in the Company's Accounts and Inventory, the Company will provide to the Agent various reports and information as may be requested by the Agent, including, without limitation: (a) monthly, within ten (10) days of the last day of each month (i) detailed monthly accounts receivable aging (including both summary and detail format), (ii) detail monthly accounts payable aging, (iii) a Borrowing Base certificate as at the month end, (iv) a reconciliation of accounts receivable aging to the general ledger and to the financial statements as at the month end, (v) a calculation of the Trade Accounts Receivable which would not meet the criteria of an Eligible Account Receivable, (vi) a copy of the internally generated month end cash receipts and collections journal,
         (vii) a listing of the ten largest accounts for the month, (viii) a Company prepared reconciliation of the cash receipts journal to the blocked depository account; and (b) weekly, on the second Business Day of each week for the prior week (i) a weekly Borrowing Base certificate, (ii) a copy of the internally generated weekly sales journal and invoice register, (iii) a copy of the internally generated credit memo journal (or sales journal if included there), (iv) a copy of the internally generated debit memo journal (or sales journal if included there), and (v) a copy of the internally generated weekly cash receipts and collections journal. At the Company's discretion, the Company may report on a daily basis. The Company will, upon creation of the Accounts and purchase or acquisition of Inventory, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as the Agent may reasonably request, including, without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to the Agent, and such other reports designating, identifying and describing the Accounts and Inventory including, without limitation, the following reports and information:
         (a) monthly, within 10 days of the last day of each month, (i) a detailed monthly Inventory perpetual listing, (ii) a reconciliation of the monthly Inventory perpetual listing to the general ledger and to the financial statements of the Company as at the month end, and (iii) a calculation of the Inventory which would not meet the criteria of Eligible Inventory; and (b) weekly, a summary total age of the Inventory perpetual listing which the Agent may request weekly if the Agent, in its sole discretion, determines such weekly listing is necessary, and including such other reports as the Agent may reasonable request, and provided further that the Agent may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon the Agent's request, the Company shall provide the Agent with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said

         Accounts and other Collateral as the Agent may reasonably require, provided that such access does not constitute a violation of the Personal Information Protection and Electronic Documents Act (Canada) any similar provincial privacy legislation from time to time. The Company hereby authorizes the Agent to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

(3) The Company hereby represents and warrants that: (i) each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to its customers, made by the Company in the ordinary course of its business; (ii) the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; (iii) the invoices evidencing such Trade Accounts Receivable are in the name of the Company; and (iv) the customers of the Company have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business and disputes and other matters arising out of the ordinary course of business with respect to which the Company has complied with the notification requirements of Section 3(5). The Company confirms to the Agent that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by the Company when due, subject to its right to appeal such amounts by proper proceedings, if adequate reserves have been set aside by the Company in accordance with GAAP and that none of said Taxes or fees represent a lien on or claim against the Accounts. The Company hereby further represents and warrants that it shall not acquire any Inventory on a consignment basis, nor comingle its Inventory with any of its customers or any other Person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of the Company, except as it may otherwise report in writing to the Agent pursuant to Section 3(5) hereof from time to time. The Company agrees to maintain such books and records regarding Accounts and Inventory as the Agent may reasonably require and agrees that the books and records of the Company will reflect the Agent's interest in the Accounts and Inventory. All of the books and records of the Company will be available to the Agent at normal business hours, on reasonable notice by the Agent, including any records handled or maintained for the Company by any other company or entity.

(4)

         (a) Until the Agent has advised the Company to the contrary after the occurrence of an Event of Default, the Company, at its expense, will enforce, collect and receive all amounts owing on the Accounts in the ordinary course of its business and any proceeds it so receives shall be subject to the terms hereof, and held on behalf of and in trust for the Agent on behalf of the Lenders. Such privilege shall terminate at the election of the Agent, upon the occurrence of an Event of Default, until such Event of Default is waived in writing by the Required Lenders or cured to the Agent's and/or the Required Lender's satisfaction. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Company with respect to any Collateral, including Accounts, shall be held by the Company in trust for the Agent, on behalf of the Lenders, separate from the Company's own property and funds, and promptly turned over to the Agent with proper assignments or endorsements by deposit to the Depository Accounts. The Company shall, at the option of the Agent, (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; and
                  (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts. The Company shall (i) irrevocably authorize and direct any banks which maintain the Company's initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (ii) advise all such banks of the Agent's security interest in such funds. The Company shall provide the Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by the Agent in payment of Accounts will be credited to the Revolving Loan Account when the Agent is advised by its bank of its receipt of "COLLECTED FUNDS" at the Agent's bank account in Toronto, Ontario on the Business Day of such advise if advised no later than 1:00 p.m. (Toronto time) or on the next succeeding Business Day if so advised after 1:00 p.m. (Toronto time). No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent and/or the Lenders unless and until such instruments have actually been collected.

         (b) The Company shall establish and maintain, in its name and at its expense, deposit accounts with such banks as are acceptable to the Agent (the "BLOCKED ACCOUNTS") into which the Company shall promptly cause to be deposited (i) all proceeds of Collateral received by the Company, including all amounts payable to the Company from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Company at each of its locations, all as further provided in Section 3(4)(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to the Agent (the "BLOCKED ACCOUNT AGREEMENTS"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of the Agent, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as the Agent may from time to time designate for such purpose. The Company hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by the Agent, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Agent.

(5) Except with respect to non-material matters arising in the ordinary course of business and except with respect to matters not forming a part of the then applicable Borrowing Base, the Company agrees to notify the Agent (a) of any matters affecting the value, enforceability or collectability of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of its Inventory, in its weekly and monthly collateral reports (as applicable) provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time; and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Company agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence and during the continuance of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence and during the continuance of an Event of Default (which is not waived in writing by the Required Lenders) and on notice from the Agent, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with the Agent's name (as secured party) and held by the Company for the Agent's account.

(6) The Agent shall maintain a Revolving Loan Account on its books in which the Company will be charged with all loans and advances made by the Agent to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable legal fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by the Company. The Company will be credited with all amounts received by the Agent and/or the Lenders from the Company or from others for the Company's account, including, as above set forth, all amounts received by the Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

(7) After the end of each month commencing October 1, 2001, and, with respect to the period from July 16, 2001 to September 30, 2001, as the case may be, the Agent shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent and the Company during that month or period, as the case may be. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and the Agent unless the Agent receives a written statement of the exceptions within sixty (60) days of the date of the monthly statement.

(8)      In the event that any requested advance exceeds Availability or that
         (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or (y) the Revolving Line of Credit, any such non-consensual Overadvance shall be due and payable to the Agent on behalf of the Lenders immediately upon the Agent's demand therefor.

SECTION 4     TERM LOAN

(1) The Company hereby agrees to execute and deliver to the Agent, on behalf of the Lenders, the Term Loan Promissory Note, to evidence the Term Loan to be extended by the Agent. The Term Loan shall be provided by way of either a CIBC Bank Rate Loan or a BA Loan, as requested by the Company. A request for the Term Loan must be received by an officer of the Agent no later than 12:00 p.m. Toronto time on the Business Day on which any such CIBC Bank Rate Loan or is required or no later than the time specified in Section 6(5) in respect of any required BA Loan.

(2) The Term Loan shall be evidenced by the Term Loan Promissory Note. The proceeds of the Term Loan shall only be used solely (i) to repay existing indebtedness owing to Sterling NRO, Ltd. in a maximum aggregate amount, together with the proceeds of the Revolving Loan as provided for under Section 3(1)(a), not to exceed $30,000,000, and (ii) for general corporate purposes, which for the purposes of this subclause (ii), shall not include repayment of indebtedness owing to Sterling NRO, Ltd.

(3) The principal amount of Term Loan shall be repaid to the Agent on behalf of the Lenders by the Company by: (i) thirty (30) equal monthly principal installments of $238,095.23 each, followed by (ii) one (1) installment of $12,857,143.10, on July 11, 2004. The first installment shall be due and payable on February 1, 2002 and the subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full.

(4) In the event this Financing Agreement, the Line of Credit or the Revolving Loan is terminated by either the Agent or the Company for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Promissory Notes or this Financing Agreement.

(5) In the event the Company has Surplus Cash in any Fiscal Year beginning on October 1, 2001, the Company must make a Mandatory Prepayment of the Term Loan by an amount equal to fifty percent (50%) of said Surplus Cash on or before the 90th day after the end of each Fiscal Year of the Company before the Anniversary Date.

(6) Each voluntary prepayment (which may be made at any time without penalty or fee to the Company) shall be applied to the then last maturing installments of principal of the Term Loan.

(7) The Company hereby authorizes the Agent to charge its Revolving Loan Account with the amount of all Obligations owing under this Section 4 as such amounts become due. The Company confirms that any charges which the Agent may so make to its Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion. The Agent shall promptly advise the Company with all particulars when the Agent has charged the Company's Revolving Loan Account.

SECTION 5     LETTERS OF CREDIT

(1) In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank, the Company has requested the Agent, on behalf of the Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guarantee, thereby lending the Agent's credit to the Company and the Agent has agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

(2) Within the Revolving Line of Credit and Availability, the Agent on behalf of the Lenders shall assist the Company in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. The Agent's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's reasonable discretion. It is understood that the Issuing Bank, the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Company, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve.

(3) The Agent shall have the right, without prior notice to the Company, to charge the Company's Revolving Loan Account with the amount of any and all Debt, liability or obligation of any kind incurred by the Agent and/or the Lenders under the Letters of Credit Guarantee at the earlier of (a) payment by the Agent under the Letters of Credit Guarantee; or
         (b) the occurrence of an Event of Default which has not been waived in writing by the Required Lenders. Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8(1) of this Financing Agreement. The Agent shall promptly advise the Company of all particulars when such amount has been charged to the Company's Revolving Loan Account.

(4) The Company unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guarantee. This indemnity shall survive termination of this Financing Agreement. The Company agrees that any charges incurred by the Agent and/or the Lenders for the Company account by the Issuing Bank shall be conclusive absent manifest error and may be charged to the Company's Revolving Loan Account.

(5) The Agent and the Lenders shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents;
         (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Company.

(6) The Company agrees that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not result in any liability whatsoever of the Agent and the Lenders to the Company. In furtherance thereof, the Agent shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name. The Issuing Bank shall be entitled to comply with and honour any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Company. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or the Company's instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable judgement. In addition, without the Agent's express consent and endorsement in writing, the Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

(7) The Company agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been, or will when required be, promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with when required; and (c) any certificates in that regard that the Agent may at any time request will be promptly furnished when required. In connection herewith, the Company represents and warrants that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, provincial, federal or foreign Taxes, duties, or levies in connection with the handling, shipment, importation or otherwise of the Collateral in connection with the Letters of Credit or the transactions contemplated thereby. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

(8) Upon any payments made to the Issuing Bank under the Letter of Credit Guarantee, the Agent on behalf of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent on behalf of the Lenders and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6     ACCEPTANCES AND DRAFTS

(1) The Agent agrees, on the terms and conditions of this Financing Agreement and from time to time on any Business Day prior to the Anniversary Date to either (i) create acceptances ("BANKERS' ACCEPTANCES") by accepting Drafts and to purchase such Bankers' Acceptances in accordance with
         Section 6(6), or (ii) to purchase completed Drafts (which have not and will not be accepted by the Agent or any other Lender) in accordance with Section 6(6).

(2) Each Drawing shall be in a minimum Face Amount of $1,000,000 and in an integral multiple of $100,000, and shall consist of the creation and purchase of Bankers' Acceptances or the purchase of Drafts on the same day, in each case for the Drawing Price, effected or arranged by the Agent in accordance with Section 6(5) to Section 6(8).

(3) If the Agent determines that the Bankers' Acceptances to be created and purchased or Drafts to be purchased on any Drawing (upon a conversion or otherwise) will not be created and purchased rateably by the Lenders in accordance with Section 6(1) and Section 6(2), then the requested Face Amount of Bankers' Acceptances and Drafts shall be reduced to such lesser amount as the Agent determines will permit rateable sharing and the amount by which the requested Face Amount shall have been so reduced shall be converted or continued, as the case may be, as a CIBC Bank Rate Loan as either a Revolving Loan or as the Term Loan, as the case may be, to be made contemporaneously with the Drawing.

(4) Each Draft presented by the Company shall (i) be in a minimum amount of $1,000,000 and in an integral multiple of $100,000, (ii) be dated the date of the Drawing, and (iii) mature and be payable by the Company (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs approximately 30, 60 or 90 days at the election of the Company after the Drawing Date and on or prior to the Anniversary Date and which would not, in the opinion of the Agent, conflict with the repayment as provided for herein of Revolving Loans and the Term Loan.

(5) Each Drawing shall be made on notice given by the Company to the Agent not later than 10:00 a.m. (Toronto time) on two Business Days notice. Each such notice shall be irrevocable and binding on the Company and shall specify (i) the Drawing Date, (ii) whether the Drawing is to be made as a Revolving Loan or the Term Loan, (iii) the aggregate Face Amount of Drafts to be accepted and purchased (or purchased, as the case may be), and (iv) the contract maturity date for the Drafts.

(6) Not later than 2:00 p.m. (Toronto time) on an applicable Drawing Date, each Lender shall complete one or more Drafts in accordance with the Drawing notice and either (i) accept the Drafts and purchase the Bankers' Acceptances so created for the Drawing Price, or (ii) purchase the Drafts for the Drawing Price. In each case, upon receipt of the Drawing Price and upon fulfilment of the applicable conditions precedent set forth in Section 2, the Agent shall make funds available to the Company in accordance with Section 3 or 4, as the case may be.

(7) The Company shall, at the request of the Agent, issue one or more non-interest bearing promissory notes (each a "BA EQUIVALENT NOTE") payable on the date of maturity of the unaccepted Draft referred to below, in such form as the Agent may specify and in a principal amount equal to the Face Amount of, and in exchange for, any unaccepted Drafts which the Agent has purchased or has arranged to have purchased in accordance with Section 6(6).

(8) Bankers' Acceptances purchased by a Lender may be held by it for its own account until the contract maturity date or sold by it at any time prior to that date in any relevant Canadian market in such Person's sole discretion.

(9) To enable the Lenders to create Bankers' Acceptances or complete Drafts in the manner specified in this Section 6, the Company shall supply the Agent with such number of Drafts as it may reasonably request, duly endorsed and executed on behalf of the Company. The Agent will exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it and will, upon request by the Company, promptly advise the Company of the number and designations, if any, of uncompleted Drafts held by it for the Company. The signature of any officer of the Company on a Draft may be mechanically reproduced and BA Instruments bearing facsimile signature shall be binding upon the Company as if they had been manually signed. Even if the individuals whose manual or facsimile signature appears on any BA Instrument no longer hold office at the date of signature, at the date of its acceptance by the Agent or at any time after such date, any BA Instrument so signed shall be valid and binding upon the Company.

(10) Upon the maturity of a BA Instrument, the Company may (i) elect to issue a replacement BA Instrument by giving a Drawing notice in accordance with Section 6(1) and Section 6(5), (ii) elect to have all or a portion of the Face Amount of the BA Instrument converted to an advance as a CIBC Bank Rate Loan by giving a written notice in accordance with Section 3(1), or (iii) pay, on or before 10:00 a.m. (Toronto time) on the maturity date for the BA Instrument, an amount in Canadian Dollars equal to the Face Amount of the BA Instrument (notwithstanding that the Lender may be the holder of it at maturity). Any such payment shall satisfy the Company's obligations under the BA Instrument to which it relates and the relevant Lender shall then be solely responsible for the payment of the BA Instrument.

(11) If the Company fails to pay any BA Instrument when due or issue a replacement in the Face Amount of such BA Instrument pursuant to
         Section 6(10), the unpaid amount due and payable shall be converted to a CIBC Bank Rate Loan made by the Lenders rateably as a Revolving Loan and shall bear interest calculated and payable as provided in Section
         8. This conversion shall occur as of the due date and without any necessity for the Company to give a borrowing notice.

(12) If, by reason of circumstances affecting the money market generally, there is no market for Bankers' Acceptances (i) the right of the Company to request a Drawing shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Drawing notice which is outstanding shall be deemed to be a borrowing notice for a CIBC Bank Rate Loan.

SECTION 7     REPRESENTATIONS, WARRANTIES AND COVENANTS

(1) The Company represents and warrants to the Agent and the Lenders, acknowledging and confirming that the Agent and the Lenders are relying on such representations and warranties without independent inquiry in entering into this Financing Agreement that:

         (a) The Company is a corporation duly incorporated, organized and validly existing under the laws of the Province of Ontario. The Company is qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which such qualification, licensing or registration is necessary or where the failure to be so qualified would have a Material Adverse Effect;

         (b)      The Company has all requisite corporate power and authority to
                  (i) own, lease and operate its properties and assets and to carry on its business as now being conducted by it, and (ii) enter into and perform its obligations under the Loan Documents to which it is a party;

         (c) Except as set forth in Schedule 8, the execution and delivery by the Company and the performance by it of its respective obligations under, and compliance with the terms, conditions and provisions of, the Loan Documents to which it is a party will not (i) conflict with or result in a breach of any of the terms or conditions of (t) its constating documents or by-laws, (u) any applicable law, rule or regulation, (v) any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract or contractual restriction binding on it, or the Parent or Sterling NRO, Ltd. or affecting any of their respective assets or properties, or
                  (w) any judgment, injunction, determination or award which is binding on it, or (ii) result in, require or permit (x) the imposition of any encumbrance in, on or with respect to any of its assets or property (except in favour of the Agent and the Lenders), (y) the acceleration of the maturity of any Debt binding on or affecting the Company, or (z) any third party to terminate or acquire rights under any Material Agreement;

         (d) The execution and delivery of each of the Loan Documents by the Company and the performance by the Company of its obligations under the Loan Documents have been duly authorized by all necessary corporate action including, without limitation, the obtaining of all necessary shareholder consents. Except as set forth in Schedule 8, no authorization, consent, approval, registration, qualification, designation, declaration or filing with any governmental entity or other Person, is or was necessary in connection with the execution, delivery and performance of the Company's obligations under the Loan Documents except as are in full force and effect, unamended, at the date of this Financing Agreement;

         (e) This Agreement and the other Loan Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, arrangement or creditors' rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies;

         (f) The Company possesses all material authorizations, permits, consents, registrations and approvals necessary to properly conduct its business at full operating capacity and all such authorizations, permits, consents, registrations and approvals are in good standing and in full force and effect and a complete list of such authorizations, permits, consents, registrations and approvals is listed in Schedule 1.

         (g) The Company has no Debt other than Permitted Debt and without limiting the generality of the foregoing the Company has not guaranteed the obligations of any other Person, including those of any Affiliate or those of the Parent.

         (h) Except for Permitted Liens, the Company has good and marketable title in fee simple to the Owned Properties and good and merchantable title to all the tangible and intangible personal property reflected as assets in its books and records in each case free and clear of any Liens. The Company owns, leases or has the lawful right to use all of the assets necessary for the conduct of its business at full operating capacity;

         (i) The Company (i) does not own any real property other than the Owned Properties, (ii) is not bound by any agreement to own or lease any real property other than the Leases, or (iii) has not leased any of its Owned Properties;

         (j) Each Lease is in good standing and all amounts owing under it have been paid by the Company;

         (k) Except for matters set forth in the environmental report delivered to the Agent from Golder Associates Ltd. and dated July, 2001, each of the Subject Properties have been used and is in use, and the Company is in material compliance with all applicable laws, judgments and orders and rulings, guidelines and decisions having force of law relating to the conduct of its business and the ownership of its property;

         (l) Except as set forth in Schedule 7, none of the Subject Properties or other property or assets under the charge, management or control of the Company (i) has ever been used by any Person as a waste disposal site or a landfill, or (ii) has ever had any asbestos, asbestos-containing materials, PCBs, radioactive substances or aboveground or underground storage systems, active or abandoned, located on, at or under it at the date of this Financing Agreement; to the best knowledge of the Company, no properties adjacent to any of the Subject Properties are contaminated; there are no contaminants located on, at or under any of the Subject Properties; and the Company has not transported, removed or disposed of any waste to a location outside of Canada as at the date of this Financing Agreement;

         (m) The Company is not in violation of its constating documents, its by-laws or any shareholders' agreement applicable to it;

         (n) The Company is not a party to any agreement or instrument or subject to any restriction (including any restriction set forth in its constating documents, by-laws or any shareholders' agreement applicable to it) which has or, to the best of its knowledge, in the future could reasonably be expected to have a Material Adverse Effect;

         (o) The Company is in compliance with all Material Agreements to which it is a party and the Company is not, nor to the best of the Company's knowledge, has any other party to any Material Agreement defaulted under any of the Material Agreements. No event has occurred which, with the giving of notice, lapse of time or both, would constitute a default on the part of the Company, and, to the knowledge of the

                  Company, on the part of the other parties to the Material Agreements, under, or in respect of, any Material Agreement. There is no dispute regarding any Material Agreement to which the Company is a party and, to the knowledge of the Company, regarding any other Material Agreement. All Material Agreements of the Company are set forth in Schedule 9;

         (p) All books and records of the Company have been fully, properly and accurately kept and completed and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company's books and records and other data and information are available to the Company in the ordinary course of its business;

         (q) The Company has filed all tax and information returns which are required to be filed. The Company has paid all taxes, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by it other than those in respect of which liability based on such returns is being contested in good faith and by appropriate proceedings where adequate reserves have been established in accordance with GAAP. Adequate provision for payment has been made for taxes not yet due. There are no tax disputes existing or pending involving the Company which could reasonably be expected to have a Material Adverse Effect;

         (r) The Company has no subsidiaries other than, upon its creation, Sterling Australia.

         (s) The September 30, 1999 and September 30, 2000 audited financial statements of the Company, copies of each of which have been furnished to the Agent, fairly present the consolidated financial position of the Company at such dates and the consolidated results of the operations and changes in financial position of the Company for such period, all in accordance with GAAP;

         (t) Except as set forth in Schedule 5, there are no actions, suits or proceedings pending, taken or to the Company's knowledge, threatened, before or by any governmental entity or by or against any elected or appointed public official or private Person in Canada or elsewhere, and, to the knowledge of the Company, no law which affects the Company has been enacted, promulgated or applied which (i) challenges, or to the knowledge of the Company, has been proposed which may challenge, the validity or propriety of the transactions contemplated under the Loan Documents or the documents, instruments and agreements executed or delivered in connection therewith or related thereto, or (ii) could be reasonably anticipated to have a Material Adverse Effect;

         (u) All (i) forecasts and projections supplied to the Agent were prepared in good faith, adequately disclosed all relevant assumptions and are reasonable, and (ii) other written information supplied to the Agent is true and accurate in all material respects. There is no fact known to the Borrower which could reasonably be expected to have a Material Adverse Effect and which has not been fully disclosed to the Agent. No event has occurred which could be reasonably anticipated to have a Material Adverse Effect since the date of last financial statements delivered to the Agent.

(2) The Company hereby represents, warrants and covenants that as of the date of this Financing Agreement and after giving effect to the transactions contemplated hereby and to the repayment of any indebtedness owing by the Company to Sterling NRO, Ltd. (a) the fair value of the Total Assets exceeds and will exceed, as the case may be, the book value of the Total Liabilities; (b) the Company is and will be, as the case may be, generally able to pay its debts as they become due and payable; and (c) the Company does not and will not, as the case may be, have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further represents and warrants that (i)
         Schedule 1 hereto correctly and completely sets forth the Company's (A) chief executive office, (B) Collateral locations, (C) trade names, and
         (D) all the other information listed on said Schedule; (ii) except for the Permitted Liens, after filing of financing statements in the applicable registration offices at the locations set forth in Schedule 1, the security interests granted pursuant to any of the Loan Documents constitute and shall at all times constitute valid, perfected first priority liens on the Collateral (iii) except for the Permitted Liens, the Company is, or will be, at the time additional Collateral is acquired by it, the absolute owner or lessee, as applicable, of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favour of others; (iv) the Company will, at its expense, forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person other than a holder of a Permitted Encumbrance; (v) the Company will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favour of any other Person other than the holders of the Permitted Liens; and that the Equipment does not comprise a part of the Inventory of the Company; and (vi) the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company except as otherwise permitted in this Financing Agreement.

(3) The Company agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as the Agent shall reasonably require. The Company agrees that the Agent or its agents, and any of the Lenders who may wish to accompany the Agent at their own cost and expense, may enter upon the Company's premises at any time upon reasonable notice during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral and any and all records pertaining thereto. The Company agrees to afford the Agent thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent therein.

(4) The Company agrees to (a) execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral; and (b) provide the Agent, on request, with an appraisal of the Inventory which appraisal shall be at the Company's expense and otherwise acceptable to the Agent; provided however, that such appraisal request shall be limited to one per Fiscal Year provided an Event of Default has not occurred and is continuing. The Company's failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's and/or the Lenders' security interests in the Collateral.

(5) The Company agrees to comply with the requirements of all applicable laws in order to grant to the Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Liens. The Agent is hereby authorized by the Company to file (including pursuant to the applicable terms of the PPSA) from time to time any financing statements, continuations or amendments covering the Collateral whether or not the Company's signature appears thereon. The Company hereby consents to and ratifies any and all execution and/or filing of financing statements, for such purpose, on or prior to the Closing Date by the Agent. The Company agrees to do whatever the Agent may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Agent's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to the

         Agent's possession; and (e) performing such further acts as the Agent and/or the Lenders may reasonably require in order to effect the purposes of this Financing Agreement.

         (a) The Company agrees to maintain (or cause to be maintained), in respect of itself and each of its subsidiaries, insurance at all times with responsible insurance carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such subsidiaries, as the case may be, operate, such policies to show the Agent and the Lenders as loss payees under a mortgage clause in a form approved by the Insurance Bureau of Canada and the equivalent governing body of the United States of America, as applicable.

         (b) Without limiting the generality of the foregoing, the Company agrees to maintain insurance (or cause to be maintained) on its Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Liens holding claims senior to the Agent, to be made payable to the Agent, on behalf of the Lenders, in case of loss, under a standard non-contributory "MORTGAGEE", "LENDER" or "SECURED PARTY" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent's favour, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, the Agent may arrange for such insurance, but at the Company's expense and without any responsibility on the Agent's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Required Lenders, the Agent shall, subject to the rights of any holders of Permitted Liens holding claims senior to the Agent, have the sole right and at its option, in the name of the Agent or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (c)

                  (i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce the Company's Revolving Loans, then the Term Loan. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Agent may elect;

                  (ii) In the event any part of any of the Company's Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000, the Agent shall promptly apply such Proceeds to reduce the Company's outstanding balance in the Revolving Loan Account. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Agent may elect;

                  (iii) Absent the occurrence of an Event of Default, and provided that (x) the Company has sufficient business interruption insurance to replace the lost profits of such Company's facilities, and (y) the Insurance Proceeds are in excess of $100,000 the Company may elect (by delivering written notice to the Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein; provided, however, that the Company may use up to $1,000,000 worth of Insurance Proceeds in respect of the business interruption insurance Policy Number 509/EN970616 pertaining to a pre-existing claim under such policy related to the Thunder Bay property listed in Schedule 4 for Capital Expenditures, provided such Capital Expenditures are made in compliance with Section 7(13)(c). If the Company does not, or cannot, elect to use the Insurance Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Liens holding claims senior to the Agent, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect; and

                  (iv) If the Company elects to use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default, (x) Insurance Proceeds for any loss less than or equal to $100,000 will be applied to the repair, replacement or restoration of any Real Estate and/or Equipment (such amount not to be included in the calculation of Capital Expenditures under Section 7(13)(c)), (y) Insurance Proceeds for any loss in excess of $100,000 on Equipment and/or Real Estate will be applied to the reduction of the Revolving Loans and (z) the Agent may set up an Availability Reserve in an amount equal to said Insurance Proceeds referred to in (y). The Availability Reserve will be reduced dollar-for-dollar upon receipt of noncancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and/or the Real Estate and disbursements in connection therewith. Prior to the commencement of any material restoration, repair or replacement of Real Estate, the Company shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Company shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Company (herein collectively the "COMPLETION"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

         (d) In the event the Company fails to provide the Agent with timely evidence, acceptable to the Agent, of its maintenance of insurance coverage required pursuant this to Section 7(5) above, the Agent may purchase, at the Company's expense, insurance to protect the Agent's interests in the Collateral. The insurance acquired by the Agent may, but need not, protect the Company's interest in the Collateral, and therefore such insurance may not pay claims which the Company may have with respect to the Collateral or pay any claim which may be made against the Company in connection with the Collateral. In the event the Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Company shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable CIBC Bank Rate for Revolving Loans set forth in Section 8(1) hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Agent may charge all of such premiums, fees, costs, interest and other charges to the Company's Revolving Loan Account. The Company hereby acknowledges that the costs of the premiums of any insurance acquired by the Agent may exceed the costs of insurance which the Company may be able to purchase on its own. In the event that the Agent purchases such insurance, the Agent will notify the Company of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, the Company provides the Agent with proof that the Company had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to the Agent) as of the date on which the Agent purchased insurance and the Company continued at all times to have such insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Company's Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by the Agent, including with any amounts previously charged to the Revolving Loan Account.

(6) The Company agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Company or the Collateral unless such Taxes are being diligently contested in good faith by the Company by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due any governmental authority, or (b) which in the Agent's opinion might create a valid obligation having priority over the rights granted to the Agent herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Company shall immediately pay such tax and remove the lien of record. If the Company fails to do so promptly, then at the Agent's election, the Agent may (i) create an Availability Reserve in such amount as it may deem appropriate in its reasonable business judgement, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Company's behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

(7) The Company (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Company, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's and/or the Lenders' rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company; and (c) shall not be deemed to have breached any provision of this Section 7(7) if (i) the failure to comply with the requirements of this Section 7(7) resulted from good faith error or innocent omission,
         (ii) the Company promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within (30) days following the Company's receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

(8) The Company agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the ordinary course of its business of the Company, as herein provided. The Company represents and warrants that Inventory will be sold and shipped by the Company to its customers only in the ordinary course of the Company's business, and then only on open account and on terms currently being extended by the Company to its customers, provided that, absent the prior written consent of the Agent, the Company shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Company hereby agrees to immediately forward any and all proceeds of

         Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for the Agent, on behalf of the Lenders, pending delivery to the Agent. Irrespective of the Agent's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, the Company hereby irrevocably grants the Agent a royalty free license to sell, or otherwise dispose or transfer, in accordance with Section 10(3) of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Agent.

(9) The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to the Agent's security interest. Absent the Agent's prior written consent, any sale, exchange or other disposition of any Equipment shall be made by the Company in the ordinary course of business and as set forth herein. The Company may, in the ordinary course of its business, sell, exchange or otherwise dispose of obsolete, surplus, redundant, derelict or non-operational Equipment provided, however, that: (a) the then value of the Equipment so disposed of in any Fiscal Year does not exceed $250,000 in the aggregate; and (b) the proceeds of any such sales or dispositions shall be held in trust by the Company for the Agent and shall be immediately delivered to the Agent by deposit to the Depository Account, except that the Company may retain and use such proceeds to purchase forthwith replacement Equipment which the Company determines in its reasonable judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an Event of Default which is not waived in writing by the Agent. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent and the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

(10) The Company possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and the Company shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. The Company shall deliver to the Agent, and/or shall cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Company and its subsidiaries as the Agent shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Company shall provide timely notice to the Agent of any additional Patents, Trademarks, trade names, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Company shall execute such documentation as the Agent may reasonably require to obtain and perfect its lien thereon. The Company hereby confirms that it shall deliver, or cause to be delivered to the Agent, any stock of any subsidiaries (other than the stock of Sterling Australia if such stock is subject to a prior outstanding Lien in favour of the financier to the Australia Project) issued subsequent to the Closing Date together with the certificates evidencing such stock with duly executed stock powers (undated and in blank), in accordance with the applicable terms of a pledge agreement to be entered into by the Company in form and content satisfactory to the Agent, and prior to such delivery, shall hold any such stock in trust for the Agent. The Company hereby irrevocably grants to the Agent a royalty-free, non-exclusive license in the General Intangibles, including trade names, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of the Agent's lien and perfection in any General Intangibles.

(11) Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless the Agent shall have otherwise consented in writing, the Company will furnish to the Agent: (a) within 90 days after the end of each Fiscal Year of the Company, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and consolidated and consolidating statements of profit and loss, cash flow and reconciliation of surplus of the Company and all subsidiaries of the Company and its consolidated subsidiaries for such year, audited by chartered accountants selected by the Company and satisfactory to the Agent; (b) within sixty (60) days after the end of each Fiscal Quarter, a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and consolidated and consolidating statements of profit and loss, cash flow and surplus of the Company and all subsidiaries of the Company and its consolidated subsidiaries, certified by an authorized financial or accounting officer of the Company; (c) within thirty (30) days after the end of each month, a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; (d) within thirty (30) days prior to the beginning of each Fiscal Year, the Company shall provide to the Agent, in a monthly format, a consolidated balance sheet, statement of profit and loss, cash flow and surplus of the Company and its consolidated subsidiaries, certified by an authorized financial or accounting officer for the Company for the upcoming Fiscal Year, and the Fiscal Year End totals provided should also include a consolidating balance sheet and statement of profit and loss; and (e) from time to time, such further information regarding the business affairs and financial condition of the Company and/or any subsidiaries thereof as the Agent may reasonably request, including without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by executive officer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Company has not received any notice of cancellation with respect to its property insurance policies; (C) the Company has not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement. For the purposes of the financial statements to be delivered pursuant to this Section 7(11), the Company's subsidiaries shall not include Sterling Australia.

(12) Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, the Company agrees that, without the prior written consent of the Agent, except as otherwise herein provided, the Company will not and will cause each of its subsidiaries (other than Sterling Australia) not to:

         (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on (i) any of the Collateral, or (ii) all present and future property and assets of the Company solely dedicated to the Bowater Project as listed on Schedule 10, or (iii) any other assets, whether now owned or hereafter acquired, except for the Permitted Liens;

         (b)      Incur or create any Debt other than the Permitted Debt;

         (c) Except for Inventory sold in the ordinary course of business, sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement or any other Loan Document or as consented to in writing by the Agent, or (ii) either all or substantially all of the Company's or such subsidiary's assets, which do not constitute Collateral;

         (d) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize or enter into or engage in any operation or activity materially different from that presently being conducted by the Company, except that the Company may change its corporate name or address; provided that: (i) the Company shall give the Agent thirty (30) days prior written notice thereof and (ii) the Company shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by the Agent to confirm the continuation and preservation of all security interests and liens granted to the Agent hereunder;

         (e) Incorporate or acquire any subsidiaries other than Sterling Australia;

         (f) Permit any asbestos, asbestos-containing materials, PCBs, radioactive substances or other contaminants which could reasonably be expected to have a Material Adverse Effect to be located on, at or under any of the Subject Properties. Permit any underground storage vessels to be located or installed at any of the Subject Properties;

         (g) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, except for (x) any process or performance guarantees not to exceed $12,000,000 in the aggregate made by the Company solely in connection with the Australia Project, provided that such guarantees shall not guarantee payment or performance of any Debt, and (y) process and performance guarantees made by the Company in the ordinary course of business;

         (h) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding;

         (i) Issue shares, or any options, warrants or securities convertible into shares;

         (j) Make any advance or loan to, or any investment in, any firm, entity, Person or corporation, or purchase or acquire all or substantially all of the stock or assets of any entity, Person or corporation, except for, provided no Default or Event of Default has occurred which is continuing or would result therefrom and there is Availability of no less than $10,000,000 after making such equity investments and/or loans, equity investments in and/or loans to Sterling Australia solely in respect of the Australia Project in an aggregate amount not to exceed $7,500,000 for all such loans and/or equity investments, and provided that (i) any stock acquired or issued in connection with any such investments shall be pledged to the Agent and the Lenders, and (ii) any such loans are evidenced by a promissory note in favour of the Company which is assigned to the Agent and the Lenders as Collateral, in each case, on terms and conditions and pursuant to agreements in form and content satisfactory to the Agent, subject in each case only to a prior ranking Lien in favour of the financiers to the Australia Project, the priority of which, if so requested, the Agent for itself and on behalf of the Lenders, agrees to acknowledge in an agreement in form and content satisfactory to the Agent and its counsel, acting reasonably.

         (k) Pay any management, consulting or other similar fees to any Person, corporation or other entity affiliated with the Company other than as is consistent with past practice and which does not exceed $3,000,000 in the aggregate in any Fiscal Year; or

         (l)      Change its Fiscal Year;

         (m) Allow any amendments to any Material Agreements to which the Company is a party;

         (n) Make any repayments with respect to indebtedness owing by the Company to Sterling NRO, Ltd. except (i) as provided under
                  Section 3(1)(a) and Section 4(2), and (ii) provided (x) no Default or Event of Default has occurred and is continuing and
                  (y) there is Availability of at least $5,000,000 after giving effect to such payment, for $1,175,000 to be paid by the Company solely to fund Sterling NRO Ltd.'s withholding tax liabilities payable to the Canada Customs & Revenue Agency on August 15, 2001; or

         (o) Change its historical practices in effect on the date of this Financing Agreement with respect to the invoicing and collection of accounts receivable.

(13) Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall:

         (a) maintain at all times during each Fiscal Year ending below a Net Worth of not less than the amount set forth below for the applicable period:

                                           FISCAL YEAR                         NET WORTH
                  (i)      For the Fiscal Year ending September 30, 2001      $15,000,000

                  (ii)     For the Fiscal Year ending September 30, 2002      $15,000,000

                  (iii)    For the Fiscal Year ending September 30, 2003      $15,000,000

                  (iv)     For the Fiscal Year ending September 30, 2004      $15,000,000

                  (v)      For the Fiscal Year ending September 30, 2005
                           and for each Fiscal Year thereafter                $15,000,000

         (b) not enter into or permit any subsidiary (other than Sterling Australia) to enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Company during any Fiscal Year would exceed $5,000,000;

         (c) without the prior written consent of the Agent, the Company will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount in excess of the amount set forth for such period:

                           (A) $4,000,000 for the period from July 16, 2001 to September 30, 2001;

                           (B) $10,000,000 for the Fiscal Year ending September 30, 2002;

                           (C) $10,000,000 for the Fiscal Year ending September 30, 2003;

                           (D) $7,000,000 for the Fiscal Year ending September 30, 2004;

                           (E) $7,000,000 for the Fiscal Year ending September 30, 2005;

                           (F) $7,000,000 for the Fiscal Year ending September 30, 2006, and for each Fiscal Year ending thereafter;

                  provided that any such amounts not spent on Capital Expenditures during the period in (A) or in any Fiscal Year in
                  (B) to (F), as the case may be, may be carried forward to the Fiscal Year referred to in (B) or the next Fiscal Year, as the case may be;

         (d) sustain a net income loss as determined in accordance with GAAP in any Fiscal Year in excess of $5,000,000;

         (e) maintain, at all times, a minimum ratio, calculated as at the end of each month, of EBITDA for the twelve month period then ended to Fixed Charges as at the end of such month, of no less than 1.1:1; or

         (f) maintain, at all times, a maximum ratio, calculated as at the end of each month, of Debt as at the end of such month to EBITDA for the twelve month period then ended, of no greater than 2.00:1.

(14) The Company agrees to advise the Agent in writing of: (a) all expenditures (actual or anticipated) in excess of $1,000,000 from the budgeted amount therefor in any Fiscal Year for (i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the Company's Working Capital; and (b) any notices the Company or any subsidiary receives from any local, provincial, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide the Agent with copies of all such notices if so required.

(15) The Company hereby agrees to indemnify and hold harmless the Agent and its officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including legal fees) and any payments made by the Agent pursuant to any indemnity provided by the Agent with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses relate to, arise from or are with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and (b) any and all claims or expenses asserted against the Agent as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Subject Properties; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and use of the Real Estate, which the Agent may sustain or incur (other than solely as a result of the physical actions of the Agent on the Company's premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such Person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Company hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. The Agent may, in its reasonable business judgement, establish such Availability Reserves with respect to any claim made or threatened against or which the Agent reasonably believes may be made against the Agent for which indemnification is available hereunder as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

(16) Except as permitted by Section 7(12)(j) of this Agreement, without the prior written consent of the Agent, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent or any subsidiary or affiliate of either the Company or Parent, provided that, except as otherwise set forth in this Financing Agreement, the Company may enter into sale, service and other transactions in the ordinary course of its business and pursuant to the reasonable requirements of the Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to the Company than the Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

SECTION 8     INTEREST, FEES AND EXPENSES

(1)

         (a) Interest on the Revolving Loans shall be payable monthly in arrears on the first day of the next month. Interest on Revolving Loans which are (i) CIBC Bank Rate Loans shall be in an amount equal to the CIBC Bank Rate plus two percent (2%) per annum, and (ii) CIBC Base Rate Loans shall be in an amount equal to the CIBC Base Rate plus two percent (2%), in each case, calculated on the average of the net balances owing by the Company to the Agent in the Revolving Loan Account at the close of each day during such month. In the event of any change in said CIBC Bank Rate or CIBC Base Rate, as the case may be, the rate hereunder for CIBC Bank Rate Loans and CIBC Base Rate Loans shall change, as of the date of such change, so as to remain 2% above the CIBC Bank Rate and the CIBC Base Rate, as the case may be. The rate hereunder for Revolving Loans shall be calculated based on a 365-day year. The Agent shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         (b) Notwithstanding any provision to the contrary contained in this Section 8, in the event that the sum of (i) the outstanding Revolving Loans and (ii) the outstanding Letters of Credit exceed the lesser of either (x) the maximum aggregate amount available under Section 3 and Section 5 of this Financing Agreement or (y) the Revolving Line of Credit:
                  (A) as a result of Revolving Loans advanced by the Agent at the request of the Company (herein "REQUESTED OVERADVANCES"), for any one (1) or more days in any month, or (B) for any other reason whatsoever (herein "OTHER OVERADVANCES") and such Other

                  Overadvances continue for five (5) or more days in any month , the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

         (c) Upon and after the occurrence of an Event of Default and the giving of any required notice by the Agent in accordance with the provisions of Section 10(2) hereof, all Obligations shall bear interest at the Default Rate of Interest.

(2)

         (a) Interest on the Term Loan shall be payable monthly in arrears on the first day of the next month on the unpaid balance or on payment in full prior to maturity. Interest on the Term Loans which are the CIBC Bank Rate Loans shall be in an amount equal to the CIBC Bank Rate plus two and one half percent (2.5%) per annum. In the event of any change in said CIBC Bank Rate, the rate hereunder for said CIBC Bank Rate shall change, as of the date of such change, so as to remain 2.5% above the CIBC Bank Rate.

         (b) The rate hereunder shall be calculated based on a 365 day year. The Agent shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

(3) In consideration of the Letter of Credit Guarantee of the Agent, the Company shall pay the Agent the Letter of Credit Guarantee Fee which shall be an amount equal to (a) three and one half percent (3.5%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) three and one half percent (3.5%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

(4) Any and all charges, fees, commissions, costs and expenses charged to the Agent for the Company's account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Agent, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on the Agent.

(5)      The Company shall reimburse or pay the Agent, as the case may be, for:
         (a) all Out-of-Pocket Expenses, (b) any Documentation Fee and (c) any Field/Verification Fee.

(6) Upon the last Business Day of each month, commencing on July 31, 2001, the Company shall pay to the Agent the Line of Credit Fee. Interest will be computed at the rate, and in the manner, set forth in Section 8(1) and Section 8(14) of this Financing Agreement.

(7) To induce the Agent to enter into this Financing Agreement and to extend to the Company the Revolving Loan, Letters of Credit Guaranties and the Term Loan, the Company shall pay to the Agent a Loan Facility Fee in the amount of $1,125,500 payable upon execution of this Financing Agreement.

(8) On the Closing Date and each anniversary of the Closing Date thereafter, the Company shall pay to the Agent the annual Administrative Management Fee in the amount of $200,000, which shall be deemed fully earned when paid.

(9) The Company shall pay the Agent's standard charges and fees for the Agent's personnel used by the Agent for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

(10) The Company hereby authorizes the Agent to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which the Agent may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion.

(11) In the event that the Agent or any Lender or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Agent or such Lender or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or such Lender's or such participant's capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender or such participant could have achieved but for such adoption, change or compliance (taking into consideration the Agent or such Lender's or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by the Agent or such Lender or such participant to be material, then, from time to time, the Company shall pay no later than five (5) days following demand to the Agent or such Lender or such participant such additional amount or amounts as will compensate the Agent's or such Lender's or such participant's for such reduction. In determining such amount or amounts, the Agent or such Lender or such participant may use any reasonable averaging or attribution methods. The protection of this Section 8(11) shall be available to the Agent or such Lender or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Agent or such Lender or such participant setting forth such amount or amounts as shall be necessary to compensate the Agent or such Lender or such participant with respect to this Section 8 and the calculation thereof when delivered to the Company shall be conclusive on the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent or such Lender or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which the Agent or such Lender or such participant actually required to be made whole, the excess, if any, shall be returned to the Company by the Agent or such Lender or such participant.

(12) In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Agent or such Lender or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

         (a) subject the Agent or such Lender or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Agent or such Lender or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Agent or such Lender or such participant by the federal government or the jurisdiction in which it maintains its principal office);

         (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by the Agent or such Lender or such participant by reason of or in respect to this Financing Agreement and the Loan Documents; or

         (c) impose on the Agent or such Lender or such participant any other condition with respect to this Financing Agreement or any other Loan Document, and the result of any of the foregoing is to increase the cost to the Agent or such Lender or such participant of making, renewing or maintaining its loans hereunder by an amount that the Agent or such Lender or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that the Agent or such Lender or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Company shall pay the Agent or such Lender or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. The Agent or such Lender or such participant shall certify the amount of such additional cost or reduced amount to the Company and the calculation thereof and such certification shall be conclusive upon the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Agent or such Lender or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Company in whole or in part exceed the amount which the Agent or such Lender or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Company by the Agent or such Lender or such participant.

(13) The Company may request LIBOR Loans on the following terms and conditions:

         (a) The Company may elect, subsequent to the Closing Date and from time to time thereafter in connection with the Revolving Loans
                  (i) to request any Revolving Loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert CIBC Base Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to CIBC Base Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to CIBC Base Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Company elect to convert CIBC Base Rate Loans which are Revolving Loans to LIBOR Loans, it shall give the Agent at least three
                  (3) Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an CIBC Base Rate Loan. All or any part of outstanding CIBC Base Rate Loans then outstanding with respect to Revolving Loans may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples of $100,000 and in an aggregate principal amount of $1,000,000 or more. The aggregate amount of all such LIBOR Loans shall not exceed $12,500,000 at any one time outstanding.

         (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Company so notifies the Agent, at least three (3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a CIBC Base Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to CIBC Base Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Company pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, or three month period. Notwithstanding anything to the contrary contained herein, the Agent (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "MATCH FUND" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if the Agent (and any participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

         (c) The Company may request a LIBOR Loan which is a Revolving Loan, convert any CIBC Base Rate Loan to a LIBOR Loan or continue any LIBOR Loan to a LIBOR Loan provided there is then no Default or Event of Default in effect.

(14)

         (a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus 3.5%.

         (b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a CIBC Base Rate Loan at the end of the Interest Period therefor.

         (c) The Company may not have more than three (3) LIBOR Loans outstanding at any given time.

(15)

         (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 365 day year and shall be payable as of the end of each month on the first day of the next month.

         (b) The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations given by CIBC and the computations used in determining any interest rate pursuant to Section 8(14) hereof.

(16) As further set forth in Section 8(12) above, in the event that the Agent (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to:
         (a) a proposed loan that the Company has requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a CIBC Base Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give written notice of such determination to the Company at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such CIBC Base Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a CIBC Base Rate Loan, (ii) any CIBC Base Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a CIBC Base Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a CIBC Base Rate Loan. In such case, until such notice has been withdrawn by the Agent, no further LIBOR Loan shall be made nor shall the Company have the right to convert a CIBC Base Rate Loan to a LIBOR Loan.

(17) If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

(18) Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for the Agent to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to CIBC Base Rate Loans as of the end of such month, or within such earlier period as required by law. The Company hereby agrees promptly to pay the Agent, upon demand, any additional amounts necessary to compensate the Agent for any costs incurred by the Agent in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by the Agent to lenders of funds obtained by the Agent in order to make or maintain LIBOR Loans hereunder.

(19) The Company agrees to indemnify and to hold the Agent (including any participant) harmless from any loss or expense which the Agent or such participant may sustain or incur as a consequence of: (a) Default by the Company in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by the Agent or such participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with Section 8(13) hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Company in making any prepayment after the Company had given notice to the Agent thereof. The determination by the Agent of the amount of any such loss or expense, when set forth in a written notice to the Company, containing the Agent's calculations thereof in reasonable detail, shall be conclusive on the Company in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though the Agent had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that the Agent may fund each of the LIBOR Loans in any manner the Agent sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Company (i) initially to the CIBC Base Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and the Agent shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

(20) Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "REGULATORY CHANGE" shall mean, with respect to the Agent, any change after the date of this Financing Agreement in federal, state, provincial or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Agent of or under any federal, state, provincial or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful)), the Agent either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Agent which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Agent so elects by notice to the Company, the obligation of the Agent to make or continue, or to convert CIBC Base Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

(21) For purposes of this Financing Agreement and Section 8 hereof, any reference to the Agent shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9     POWERS

(1) The Company hereby constitutes the Agent, or any Person or agent the Agent may designate, as its attorney, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent have been paid in full:

         (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

         (c) To request from customers indebted on Accounts at any time, in the name of the Agent information concerning the amounts owing on the Accounts;

         (d) To request from customers indebted on Accounts at any time, in the name of the Company, in the name of a chartered accountant designated by the Agent or in the name of the Agent's designee, information concerning the amounts owing on the Accounts;

         (e) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Company's account; and

         (f) To take or bring, in the name of the Agent or the Company, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

(2) Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is cured or waived in writing by the Agent; provided that the powers set forth in subsection (b) may only be exercised if the Agent has commenced to exercise its rights and remedies under its Collateral.

SECTION 10     EVENTS OF DEFAULT AND REMEDIES

(1) Notwithstanding anything hereinabove to the contrary, the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

         (a) cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

         (b) and of the Company, the Parent or any of the Parent's subsidiaries fails to pay the principal of, or premium or interest on, any of its Debt (excluding Debt under this Financing Agreement) which is outstanding in an aggregate principal amount exceeding $2,000,000 in the case of the Company and U.S.$5,000,000 in the case of the Parent or any of its subsidiaries (or the equivalent amount in any other currency) when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to the Debt or any other event occurs or condition exists and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Debt, if its effect is to accelerate, or permit the acceleration of the Debt; or any such Debt shall be declared to be due and payable prior to its stated maturity; provided, however, that this Event of Default (b) shall not apply with respect to the Parent and any of its subsidiaries in respect of any obligations of the Parent or such subsidiaries incurred prior to the Filing Date (as defined in the Parent Credit Agreement);

         (c) the commencement by the Company or the Parent of any bankruptcy, insolvency, arrangement, restructuring, reorganization, receivership, liquidation or similar proceedings under any federal, state or provincial law; (ii) the commencement against the Company or the Parent, of any bankruptcy, insolvency, arrangement, restructuring, reorganization, receivership, liquidation or similar proceeding under any federal, state or provincial law by creditors of the Company or the Parent, provided that such Default shall not be deemed an Event of Default if such proceeding is contested within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Company or the Parent shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by the Company's subsidiaries (other than Sterling Australia), or any one of them, of any bankruptcy, insolvency, arrangement, restructuring, reorganization, receivership, liquidation or similar proceeding under any applicable state law, or (y) against the Company's subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, restructuring, reorganization, receivership, liquidation or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is contested within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Company's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding; provided, however, that this Event of Default
                  (c) shall only apply to the Parent in respect of matters arising after entry of an order closing the Chapter 11 Proceedings;

         (d) any representation or warranty of the Company, the Parent, Sterling NRO, Ltd. or any other Person contained herein or in any other Loan Document shall prove to be incorrect in any material respect when made or deemed to be made;

         (e) breach by the Company, the Parent, Sterling NRO, Ltd. or any other Person party to a Loan Document of a covenant contained herein or in any other Loan Document provided that such Default by the Company, the Parent, Sterling NRO, Ltd. or any other Person party to a Loan Document, as the case may be, of any of such covenants (other than those contained in Section 7(12) and Section 7(13)) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to the Agent's reasonable satisfaction for a period of ten
                  (10) days from the date of such breach;

         (f)      without limiting the generality of any other provision of this
                  Section 10, the breach by the Company or Sterling NRO, Ltd of the subordination agreement entered into among the Agent, Sterling NRO, Ltd. and the Company;

         (g) failure of the Company to make any required payment of principal on the Term Loan or on the Revolving Loans when due and failure of the Company to pay interest, any fee or other amount owing hereunder or under any Loan Document within three
                  (3) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Revolving Loan Account on the due date thereof;

         (h)      there is a Change of Control;

         (i) the Company fails to perform or observe any term, covenant or agreement contained in any Material Agreement to which it is a party on its part to be performed or observed where such failure could reasonably be expected to have a Material Adverse Effect; or any Material Agreement is terminated or revoked or permitted to lapse (other than in accordance with its terms and not as a result of default); or any party to any Material Agreement delivers a notice of termination or revocation (other than in accordance with its terms and not as a result of default) in respect of the Material Agreement;

         (j) any judgment or order for the payment of money in excess of $2,000,000 (net of insurance) (or the equivalent amount in any other currency) is rendered against the Company and either (i) enforcement proceedings have been commenced by a creditor upon the judgment or order, or (ii) there is any period of fifteen consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect;

         (k) the Company incurs any Environmental Liabilities which will require expenditures, (i) for any one occurrence, in excess of $2,000,000, or (ii) aggregating in any Fiscal Year on a consolidated basis, $5,000,000.

         (l) there has occurred, in the reasonable opinion of the Agent, an event or development reasonably likely to have a Material Adverse Effect;

         (m) the audited consolidated financial statements of the Company are qualified in any material and adverse respect by the Company's independent auditor;

         (n) a landlord consent and agreement in form and content acceptable to the Agent and its counsel in respect of the Thunder Bay property listed in Schedule 3 has not been obtained and delivered to the Agent by August 17, 2001;

         (o) an Event of Default (as therein defined) shall occur under the Parent Credit Agreement;

         (p) The Final Order in a form and content satisfactory to the Agent, and its counsel is not issued within (30) days following the granting of the Interim Order; or

         (q) An order in form and content satisfactory to the Agent, the Lenders and their counsel approving the assumption of the "Inter-Sterling" Material Agreements listed in Schedule 9 hereto by the applicable entities is not entered by the Bankruptcy Court within 45 days of the Filing Date (as defined in the Parent Credit Agreement).

(2) Upon the occurrence of a Default and/or an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders the Agent shall, declare that, all loans, advances and extensions of credit provided for in this Financing Agreement shall be thereafter in the Agent's or the Required Lenders' sole discretion, and the obligation of the Agent and/or the Lenders to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guarantees, shall cease unless such Default or Event of Default is waived in writing by the Required Lenders or cured to the Agent's or the Required Lenders' satisfaction in the exercise of the Agent's and the Lenders' reasonable judgement. Upon the occurrence of an Event of Default, the Agent in its sole discretion may, or upon the written direction of the Required Lenders the Agent shall, declare that: (a) all Obligations shall become immediately due and payable; (b) the Agent may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause "(B)" the Agent has given the Company written notice of the Event of Default, provided further however, that no notice is required if the Event of Default is the Event listed in Section 10(1)(c); and (c) the Agent may immediately terminate this Financing Agreement upon notice to the Company; provided, however, that upon the occurrence of an Event of Default listed in Section 10(1)(c), this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, and all obligations of the Agent or any Lender to make Revolving Loans or provide or arrange for Letters of Credit or Letter of Credit Guarantees shall immediately cease, in each case, without any action, declaration, notice or demand by the Agent. The exercise of any option is not exclusive of any other option, which may be exercised at any time by the Agent.

(3) Immediately upon the occurrence of any Event of Default, the Agent may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or the Agent; (c) to the extent permitted by law, sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Company or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. The Company agrees, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Company or elsewhere reasonably requested by the Agent and to make available to the Agent the premises and facilities of the Company for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that fifteen (15) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable legal fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and the Company shall remain liable to the Agent for any deficiencies, and the Agent in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Company hereby indemnifies the Agent and holds the Agent harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Company, the Company as debtor-in-possession, any secured or unsecured creditors of the Company, any trustee or receiver in bankruptcy, or otherwise), and the Company hereby agrees to so indemnify and hold the Agent harmless, absent the Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof the Agent, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement. Any applicable debenture(s), debenture pledge agreement(s), hypothec(s) or assignment(s) issued to the Agent on the Real Estate shall govern the rights and remedies of the Agent thereto.

SECTION 11     TERMINATION

         Except as otherwise permitted herein, the Agent may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Company at least sixty (60) days written notice of termination prior to such Anniversary Date. Notwithstanding the foregoing the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Section 10(1)(c) of this Financing Agreement, this Financing Agreement shall terminate in accordance with Section 10(2). This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to the Agent, provided that the Company pays to the Agent immediately on demand an Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of the Agent's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12     MISCELLANEOUS

(1) The Company hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

(2) This Financing Agreement and the Loan Documents (including all confidentiality agreements previously executed by the Agent and the Company and by each Lender and the Company) executed and delivered in connection therewith constitute the entire agreement amongst the Company, the Agent and the Lenders; supersede any prior agreements; can be changed only by a writing signed by the Company, the Agent and the Lenders; and shall bind and benefit the Company, the Agent and the Lenders and their respective successors and assigns.

(3) In no event shall the Company, upon demand by the Agent for payment of any Debt relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent shall never be entitled to receive, charge or apply, as interest on any Debt relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

(4) If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible as agreed to between the parties to reflect the original intent of the parties.

(5) No failure on the part of the Agent to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver of such right; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise of such right or the exercise of any other right.

(6) Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the initial loans made and, notwithstanding such initial loans made or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of this transaction shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Financing Agreement or in respect of any right to damages or other remedies.

(7) The Debt of the Company resulting from loans made under this Financing Agreement shall be evidenced by the records of the Agent which shall constitute prima facie evidence of such Debt, absent manifest error.

(8) Any notice, direction or other communication to be given under this Financing Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

                  (a)      to the Company at:

                           302 The East Mall
                           Suite 200
                           Toronto, Ontario
                           M9B 6C7

                           Attention:  General Counsel

                           Telephone:  (416) 239-7111

                           Facsimile:  (416) 239-8091

                  (b)      to the Agent at:

                           207 Queen's Quay West
                           Suite 700
                           Toronto, Ontario
                           M5J 1A7

                           Attention:  President

                           Telephone:  (416) 507-5216

                           Facsimile:  (416) 507-5100

         Any such communication shall be deemed to have been validly and effectively given if (i) personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), otherwise on the next Business Day,
         (ii) transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

(9) This Financing Agreement shall become effective when executed by the Company and the Agent and after that time shall be binding upon and enure to the benefit of the Company and the Agent and their respective successors and permitted assigns.

(10) The Company shall not have the right to assign its rights or obligations under this Financing Agreement or any interest in this Financing Agreement without the prior consent of the Agent, which consent may be arbitrarily withheld.

(11) Each Lender is authorized at any time and from time to time, upon and during the continuance of an Event of Default, to the fullest extent permitted by law (including general principles of common-law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by it to or for the credit or the account of the Company against any and all of the obligations of the Company under any of the Loan Documents, irrespective of whether or not the Lender has made demand under any of the Loan Documents and although such obligations may be unmatured or contingent. If an obligation is unascertained, the Lender may, in good faith, estimate the obligation and exercise its right of set-off in respect of the estimate, subject to providing the Company with an accounting when the obligation is finally determined. Each Lender shall promptly notify the Company after any set-off and application is made by it, provided that the failure to give notice shall not affect the validity of the set-off and application. The rights of the Lenders under this Section 12(11) are in addition to any other rights and remedies (including all other rights of set-off) which the Lenders may have.

(12)

         (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Agent in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

         (b) The obligations of the Company in respect of any sum due in the Original Currency from it to the Agent under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Agent in the Original Currency, the Company agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Agent, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Agent shall remit such excess to the Company.

(13) This Financing Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(14) This Financing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 13     AGREEMENT BETWEEN THE LENDERS

(1)

         (a) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Company and shall handle all collections of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Company and for purposes of this Section 13 the Agent is using the funds of the Agent.

         (b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Company that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Company without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

(2) On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

(3) The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Company.

(4) The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: (a) their pro rata portion of all fees, provided, however, that the Lenders (other than CIT in its role as the Agent) shall (i) not share in the Administrative Management Fee or Documentation Fees; and (ii) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; (b) interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Company's interest; (c) its pro rata portion of all principal repaid on the Term Loan; and (d) interest on the Term Loan computed at the rate and as provided for in Section 8 of this Financing Agreement.

(5)

         (a) The Company acknowledge that the Lenders with the prior written consent of the Agent may sell participation in the loans and extensions of credit made and to be made to the Company hereunder. The Company further acknowledge that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14(10) hereof.

         (b) The Company authorize each Lender to disclose to any participant or purchasing lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and their affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and their affiliates prior to entering into this Agreement, provided that such Transferee agrees to hold such information in confidence in the ordinary course of its business on the same terms as if such Transferee were an original party to this Agreement.

(6) The Company hereby agree that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then the other Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Company are so obligated to that other Lender.

(7) In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Company or any one of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and legal fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Company or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (x) predate the date of this Financing Agreement or (y) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

(8) Each of the Lenders agrees with each other Lender that any money or assets of the Company held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after (x) the occurrence of an Event of Default and (y) the election by the Required Lenders to accelerate the Obligations. In addition, the Company authorizes after the occurrence and during the continuance of an Event of Default, the Lenders to, without notice, set-off and apply against any and all property held by, or in the possession of such Lender, the Obligations due such Lenders.

(9) Each Lender shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, Term Loan, the Revolving Loans and its rights and obligations with respect to Letters of Credit) with the consent of the Company, such consent not to be unreasonably withheld; provided, however, that no such consent shall be required after the occurrence and during the continuance of a Default or Event of Default. Upon execution of an Assignment and Transfer Agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the Agent as the case may be hereunder and (b) the Agent shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Company shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent. In the event that the Agent consents to any such assignment by any other Lenders (i) the amount being assigned shall in no event be less than the lesser of (x) $5,000,000 or (y) the entire interest of such Lender hereunder, (ii) such assignment shall be of a pro-rata portion of all of such assigning Lender's loans and commitments hereunder and (iii) the parties to such assignment shall execute and deliver to the Agent an Assignment and Transfer Agreement.

SECTION 14     AGENCY

(1) Each Lender hereby irrevocably designates and appoints CIT as the Agent for the Lenders under this Financing Agreement and any Loan Documents and irrevocably authorizes CIT as the Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all Loan Documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the Loan Documents or otherwise exist against the Agent.

(2) The Agent may execute any of its duties under this Financing Agreement and all Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

(3) Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Financing Agreement and all Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Financing Agreement and all Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all Loan Documents or for any failure of the Company to perform their obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all Loan Documents or to inspect the properties, books or records of the Company.

(4) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all Loan Documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all Loan Documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(5) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall use reasonable efforts to give notice thereof to the Lenders provided that any failure by the Agent to do so shall not result in any liability of the Agent to the Lenders or any other Person. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders. In the event the Agent in its sole discretion, or at the request of the Required Lenders, continues to make Revolving Loans and advances under this Financing Agreement upon the occurrence of a Default or Event of Default, any such Revolving Loans and advances may be in such amounts (subject to Section 14(10) hereof) and on such additional terms and conditions as the Agent or the Required Lenders may deem appropriate.

(6) Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Company. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys.

(7)

         (a) The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all Out-of-Pocket Expenses) of any kind whatsoever (including negligence on the part of the Agent) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Financing Agreement or any Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Obligations.

         (b) The Agent will use its reasonable business judgement in handling the collection of the Accounts, enforcement of its rights hereunder and realization upon the Collateral but shall not be liable to the Lenders for any action taken or omitted to be taken in good faith or on the written advice of counsel. The Lenders expressly release the Agent from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guarantees therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making (or in failing to make) examinations or audits or for granting indulgences or extensions to the Company, any account debtor or any guarantor, other than resulting from the Agent's gross negligence or willful misconduct.

(8) The Agent may make loans to, and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "LENDER" and "LENDERS" shall include the Agent in its individual capacity.

(9) The Agent may resign as the Agent upon 30 days' notice (a) to the Lenders and the Company (provided no Default or Event of Default has occurred and is continuing) and (b) to the Lenders (upon the occurrence and during the continuance of a Default or Event of Default) and, in each case, such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders which, provided no Default or Event of Default has occurred and is continuing, must be consented to by the Company, acting reasonably; provided, however, that the consent of the Company shall not be required if the successor Agent is a Lender. Such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "AGENT" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

(10) Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all
         Lenders: (a) amend the Financing Agreement to (i) increase the Line of Credit; (ii) reduce the interest rates; (iii) reduce or waive (x) any fees in which the Lenders share hereunder, or (y) the repayment of any Obligations due the Lenders; (iv) extend the maturity of the Obligations; or (v) alter or amend (x) this Section 14(10) or (y) the definitions of Eligible Accounts Receivable, Eligible Inventory, Inventory Loan Cap, Collateral or Required Lenders, or (vi) increase the advance percentages against Eligible Accounts Receivable or Eligible Inventory or alter or amend the Agent's criteria for determining compliance with such definitions of Eligible Accounts Receivable and/or

         Eligible Inventory if the effect thereof is to increase Availability;
         (b) except as otherwise required in this Financing Agreement, release any guarantee or Collateral in excess of $500,000 during any Fiscal Year, or (c) knowingly make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and ten percent (110%) of the maximum amount available under this Financing Agreement (the portion in excess of 100% of such maximum available amount shall be referred to herein as the "AGENT PERMITTED OVERADVANCES"), provided that the Agent shall not be entitled to continue to knowingly make such Agent Permitted Overadvances for a period in excess of ninety (90) days without the Lenders' consent, and provided further that the foregoing limitations shall not prohibit or restrict advances by the Agent to preserve and protect Collateral. Subject to the provisions of Section 12(2) and the provisions of this Section 14(10) of this Financing Agreement, in all other respects the Agent is authorized by each of the Lenders to take such actions or fail to take such actions under this Financing Agreement and the Loan Documents if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders. Notwithstanding any provision to the contrary contained in this Financing Agreement (including the provisions of Section 12(2) and Section 14(10) hereof) the Agent is authorized to take such actions or fail to take such actions in connection with (a) the exercise of (i) any and all rights and remedies under this Financing Agreement (including but not limited to the exercise of rights and remedies under Section 10(2) of this Financing Agreement) and (ii) its discretion in
         (x) determining compliance with the eligibility requirements of Eligible Accounts Receivable and/or Eligible Inventory and establishing reserves against Availability in connection therewith and/or (y) the making of Agent Permitted Overadvances, and/or (b) the release of Collateral not to exceed $250,000 in the aggregate during any Fiscal Year, and/or (c) curing any ambiguity, defect or inconsistency in the terms of this Financing Agreement; provided that the Agent, in its reasonable discretion, deems such to be advisable and in the best interests of the Lenders. In the event the Agent terminates this Financing Agreement pursuant to the terms hereof, the Agent will cease making any loans or advances upon the effective date of termination except for any loans or advances which the Agent may deem, in its sole discretion, are reasonably required to maintain, protect or realize upon the Collateral.

(11) In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a refusal to consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

(12) Each Lender agrees that notwithstanding the provisions of Section 11 of this Financing Agreement any Lender may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the Agent 90 days prior written notice thereof. Within 30 days after receipt of any such termination notice, the Agent shall, at its option, either (i) give notice of termination to the Company hereunder or (ii) purchase, or arrange for the purchase of, the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated and subject to Section 11, the Revolving Loans shall be automatically extended from Anniversary Date to Anniversary Date. Termination of this Financing Agreement by any of the Lenders as herein provided shall not affect the Lenders' respective rights and obligations under this Financing Agreement incurred prior to the effective date of termination as set forth in the preceding sentence.

(13) If the Agent is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Company to the Agent as result of a bankruptcy or similar proceeding with respect to the Company, any guarantor or any other Person or entity or otherwise, then each Lender shall, on demand of the Agent, forthwith return to the Agent its ratable share of any such payments made to such Lender by the Agent, together with its ratable share of interest and/or penalties, if any, payable by the Lenders; this provision shall survive the termination of this Financing Agreement.

(14) The Lenders agree to maintain the confidentiality of any non-public information provided by the Company to them, in the ordinary course of their business, provided that the foregoing confidentiality provision shall terminate one (1) year after the termination date of this Financing Agreement, and provided further that any such Lenders may disclose such information (i) to any applicable bank regulatory and auditor Personnel and (ii) upon the advise of their counsel.

(15) For purposes of constituting security on any of the Collateral, present or future, of the Company located or deemed located in the Province of Quebec, as security for the due payment of the demand debenture (the "DEMAND DEBENTURE") dated July 11, 2001 issued by the Company in favour of the Agent and the Lenders in connection with this Financing Agreement, the Company, the Lenders and the Agent hereby acknowledge, accept and ratify the appointment by the Agent (in its capacity as the holder of the Demand Debenture as Agent for the Lenders) of CIBC Mellon Trust Company (the "TRUSTEE") as the holder of an irrevocable power of attorney for the purposes of holding any security granted by the Company pursuant to the laws of the Province of Quebec for all present and future Lenders as contemplated in Article 2692 of the Civil Code of Quebec. Any party which hereafter becomes a Lender hereunder pursuant to Section 13 hereof, shall be deemed to accept and ratify the power of attorney granted to the Trustee. The Trustee has agreed to act in such capacity for the benefit of all present and future Lenders. The Company, the Agent and the Lenders agree that the Demand Debenture constitutes a "title of indebtedness" within the meaning of such term as used in
         Article 2692 of the Civil Code of Quebec.

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered by their proper and duly authorized officers as of the date set forth above.

                                          CIT BUSINESS CREDIT CANADA
                                          INC., AS AGENT AND LENDER


                                          By:
                                              --------------------------
                                               Title:

                                          By:
                                              --------------------------
                                               Title:


                                          STERLING PULP CHEMICALS, LTD.


                                          By:
                                              --------------------------
                                               Title:

                                          By:
                                              --------------------------
                                               Title:

                                    EXHIBIT A

                            TERM LOAN PROMISSORY NOTE

                                                                      o, [200o]

$o

         FOR VALUE RECEIVED, the undersigned, o, a o corporation (the "COMPANY"), promises to pay to the order of CIT BUSINESS CREDIT CANADA INC. as agent for the Lenders (herein "THE AGENT") at its office located at o, in lawful money of Canada/ the United States of America and in immediately available funds, the principal amount of o ($o.00) as follows: 1) o (o) equal o principal installments of $o.00 each, followed by 2) one (1) final principal installment of $o.00, whereof the first such installment shall be due and payable on o, [200o] and subsequent installments shall be due and payable on the first Business Day of each o thereafter until this Note is paid in full.

         The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8 of the Financing Agreement, of even date herewith between the Company, the Lenders and the Agent (the "FINANCING AGREEMENT"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         This Note is Term Loan Promissory Note referred to in the Financing Agreement, evidence the Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

         Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of the Agent, immediately due and payable as provided in the Financing Agreement.


                                          COMPANY NAME

                                          By:
                                              --------------------------
                                              Name: o
                                              Title: o


                                          By:
                                              --------------------------
                                              Name: o
                                              Title: o

                                    EXHIBIT B

                              REVOLVING CREDIT NOTE

                                                            Dated as of o, 200o

$o

         FOR VALUE RECEIVED, the undersigned, o (herein the "COMPANY"), a o corporation with a principal place of business at o, hereby, absolutely and unconditionally promises to pay to the order of CIT BUSINESS CREDIT CANADA INC., a Canada corporation, (hereinafter "CIT") with offices located at o, and CIT as agent for the Lenders (the "AGENT"), and any other party which now or hereafter becomes a lender hereunder pursuant to Section 13 of the Financing Agreement (as herein defined) (individually a "LENDER" and collectively the "LENDERS"), in lawful money of Canada/ the United States of America and in immediately available funds, the principal amount of o Dollars ($o), or such other principal amount advanced pursuant to Section 3 and Section 5 of the Financing Agreement (as herein defined), such Revolving Loan advances shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans as described in Section 3. Subject to the terms of the Financing Agreement, the Revolving Loans may be borrowed, repaid and reborrowed by the Company. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of the Agent shall be due and payable on the termination of the Financing Agreement, as set forth in Section 11 thereof.

         The Company further absolutely and unconditionally promises to pay to the order of the Agent at said office, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Section 8, of the Financing Agreement.

         If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         This Note is one of the Promissory Notes referred to in the Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Company, the Agent, and the Lenders thereto from time to time (the "FINANCING AGREEMENT"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. All capitalized terms used herein shall have the meaning provided therefor in the Financing Agreement, unless otherwise defined herein.

         The date and amount of the advance(s) made hereunder may be recorded on the grid page or pages which are attached hereto and hereby made part of this Note or the separate ledgers maintained by the Agent. The aggregate unpaid principal amount of all advances made pursuant hereto may be set forth in the balance column on said grid page or such ledgers maintained by the Agent. All such advances, whether or not so recorded, shall be due as part of this Note.

         The Company confirms that any amount received by or paid to the Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its or their accounts on the Agent's books under the Financing Agreement may in accordance with the terms of the Financing Agreement be applied in reduction of this Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Note.

         Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

                                          STERLING PULP CHEMICALS, LTD.

                                          By:
                                              --------------------------
                                              Name: o
                                              Title: o


                                          By:
                                              --------------------------
                                              Name: o
                                              Title: o

                                SCHEDULE TO GRID


Date                Loan                Payment             Balance
-----------------   -----------------   -----------------   -----------------
-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------

-----------------   -----------------   -----------------   -----------------